The Company has requested confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MATERIAL TRANSFER AND LICENSE OPTION AGREEMENT

THIS MATERIAL TRANSFER AGREEMENT (the “Agreement”) is made as of July 13th, 2005 (the “Effective Date”), by and between Migenix Inc., a corporation having its principal offices at 3650 Wesbrook Mall, Vancouver, British Columbia, V6S 2L2 Canada (“Migenix”), and Schering Corporation, a New Jersey corporation, having offices at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 (“Schering”).

In consideration of the mutual covenants and obligations set forth herein the parties hereto agree as follows:

1.

DEFINITIONS

1.1

“Affiliate” means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement.  For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control.  Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

1.2

“Confidentiality Agreement” means the Confidentiality Agreement entered into between the parties and dated Aug 24 , 2004, as amended on April 7, 2005.

1.3

“PEG-INTRON” means PEG-INTRON®, Schering’s peginterferon alfa-2b product.

1.4

“REBETOL” means REBETOL®, Schering’s ribavirin, UPS, product.

1.5

“Celgosivir” means Migenix’s antiviral agent known as celgosivir (MX-3253).

1.6

“Clinical Trial” has the meaning set out in Section 2.1.

1.7

“Combination Therapy” means Celgosivir, and one or more of pegylated alpha-interferon (e.g. PEG-INTRON) and ribavirin (e.g. REBETOL), used in combination as a treatment for hepatitis C virus infection.

2

1.8

“Competitor of Schering” means a pharmaceutical or biotech company which (i) markets and sells one or more pharmaceutical products for the treatment of [****]; or (ii) has one or more pharmaceutical products in clinical development for the treatment of [****] infection, together with all Affiliates of such pharmaceutical or biotech company.

1.9

“Monotherapy Trial” means Migenix’s monotherapy Phase II clinical trial for Celgosivir that is underway as of the Effective Date.

1.10

“Results Event” means the availability of:

(a)

[****];

(b)

[****]; or

(c)

[****].

1.11

“SP Study Drugs” shall mean all quantities of PEG-INTRON and REBETOL provided to Migenix by Schering pursuant to this Agreement.

2.

CLINICAL TRIAL

2.1

Conduct of Clinical Trial.

(a)

Protocol.  Migenix intends to conduct a clinical trial of the Combination Therapy (using the SP Study Drugs) for the treatment of hepatitis C virus infection (the “Clinical Trial”), as detailed in protocol #HCV-05-003, a copy of which is attached hereto as Exhibit A (the “Protocol”), including as it may be modified by Migenix in accordance with the terms of this Section 2.1(a). Migenix shall provide Schering a reasonable opportunity to review and comment on any material changes to the Protocol prior to implementation of any such changes.  For the purposes of this Section 2.1(a), a “reasonable opportunity” shall mean [****].  In addition, Migenix shall not make or implement any changes to the Protocol or the design of the Clinical Trial that would (a) increase the amount of SP Study Drugs to be utilized in the Clinical Trial or the amount of Viral Testing to be provided by Schering, or (b) change the way the SP Study Drugs is used in the Clinical Trial without Schering’s prior written approval, such approval not to be unreasonably withheld or delayed.  Migenix shall use the SP Study Drugs solely for purposes of conducting the Clinical Trial and thereafter to treat responders from the Clinical Trial in accordance with the standard treatment for a genotype 1 HCV patient under Health Canada’s special access program (the “Responder Treatment”) and shall not conduct any research activities with the SP Study Drugs which are contrary to, or outside the scope of, the Protocol.

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

(b)

Regulatory Approvals.  Migenix shall be solely responsible for obtaining all necessary regulatory approvals (including without limitation IRB or Research Ethics Board approvals) prior to beginning the Clinical Trial, and for obtaining a signed patient informed consent (that complies with all applicable laws, rules and regulations) from each human subject participating in the Clinical Trial.

(c)

Debarment.  Migenix represents and warrants that it has not been, and that it will not use in any capacity in connection with the performance of the Clinical Trial any individual who has been, debarred pursuant to the United States Food, Drug and Cosmetic Act, or excluded from participating in United States Federal healthcare programs or in United States Federal procurement or nonprocurement programs.

(d)

Study Costs.  Except as expressly provided in Article 3, Migenix shall be solely responsible for all of the costs and expenses of the Clinical Trial.

(e)

Blinded Study.  The parties acknowledge that the Clinical Trial is designed and will be conducted as a blinded study.  Schering’s rights under this Agreement to receive reports and to inspect or audit facilities and/or records shall not be construed as obligating Migenix to, or as granting Schering any rights to, prematurely unblind the Clinical Trial.

2.2

Reports.  Migenix shall prepare and maintain complete and accurate records of all data and results of the Clinical Trial (including without limitation raw data, case report forms and data related to adverse events) in compliance with all applicable regulatory requirements.  Quarterly during the course of the Clinical Trial, Migenix will provide to Schering reasonably detailed reports with regard to the Clinical Trial as appropriate to enable Schering to monitor the progress of the Clinical Trial.  All such records and reports shall be Migenix’s Confidential Information.

2.3

Adverse Event Reporting. Migenix will provide source documentation or the CIOMS I form to Schering within 48 hours of receipt by Migenix of any and all Clinical Trial safety data related to any serious or unexpected adverse event arising in connection with the Clinical Trial.  Migenix will also provide Schering with a summary of all non-serious adverse event reports at the end of the Clinical Trial. All such information shall be transmitted in English.  In addition, Migenix and Schering shall each fully comply with all of their respective reporting obligations to the U.S. Food and Drug Administration, Health Canada, and any other applicable regulatory authorities with respect to all AEs arising from the Clinical Trial. For purposes of this Section 2.3, the following terms shall have the meanings set forth below:

“adverse event” or “AE” shall mean any untoward medical occurrence in a patient or clinical investigation subject administered a medicinal product and which does not necessarily have to have a causal relationship with this treatment.  An AE can therefore be any unfavorable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product.

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“serious adverse event” shall mean any untoward medical occurrence that at any dose results in death, is life-threatening, requires inpatient hospitalization or prolongation of existing hospitalization, results in persistent or significant disability/incapacity, or is a congenital anomaly/birth defect.

“unexpected adverse event” shall mean any adverse event, the nature, severity or frequency of which is not consistent with information in the most current investigator’s brochure, or with respect to a marketed product the most current SPC or package insert.

2.4

Inspection Rights.  Migenix shall permit Schering or its representatives, upon prior notice and subject to applicable patient confidentiality considerations, during normal business hours to examine and audit all records and reports related to the use of the SP Study Drugs in connection with the Clinical Trial (including without limitation all records and reports related to safety and/or adverse events) as appropriate to enable Schering to (i) monitor the progress of the Clinical Trial, (ii) ensure that the SP Study Drugs and Schering’s Confidential Information are being used in accordance with the terms of this Agreement and the Protocol, (iii) ensure that Migenix is complying with its obligations under this Agreement, and (iv) enable Schering to comply with any applicable pharmacovigilance reporting obligations.  Schering’s rights under this Section 2.4 shall include the right to examine and audit original source documentation located at the Clinical Trial sites, and Migenix shall take all steps reasonably necessary to ensure that Schering has access to such records. Schering shall treat the results of all such examinations and audits as Migenix’s Confidential Information.

3.

SCHERING MATERIAL TRANSFER AND SUPPORT

3.1

Supply of SP Study Drugs.  Schering will supply, without charge to Migenix, sufficient quantities of the SP Study Drugs to complete the Clinical Trial and the Responder Treatment.  Schering will provide such drugs to Migenix, on a timely basis, and shall ship the SP Study Drugs F.C.A. (Incoterms 2000) directly to a location specified in writing by Migenix.  All supplies of SP Study Drug being provided to Migenix pursuant to this Agreement are and shall remain the property of Schering.  Schering acknowledges that Migenix may be required to re-label the SP Study Drugs to comply with the requirements of regulatory authorities for certain jurisdictions in which the Clinical Trial is to be conducted; provided that Migenix shall fully comply with all applicable laws, rules and regulations in connection with the re-labeling and use of the SP Study Drugs.

3.2

[****].

(a)

At the request of Migenix, Schering will perform, [****] as described in the Protocol.  Schering will perform the [****] using a method accepted by the FDA as used in [****].

(b)

Migenix may, at its option, conduct a qualification visit to [****] used for the conduct of such [****], prior to the commencement of such [****].  Such visit shall occur during normal business hours at a date and time to be mutually agreed by the parties.

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c)

Migenix shall be responsible, at its expense, for the collection and shipment of the samples to Schering.  Schering will supply all supporting information and shipping instructions required to enable the Clinical Trial sites to provide samples directly to Schering for the [****].  To the extent specialized containers are required for shipment of samples, Schering shall also supply the required shipping containers, the cost of which shall be borne by Migenix.

(d)

As soon as practicable after receipt of the samples, Schering will conduct and provide the data and results of the [****] to Migenix or its designee for data analysis, which [****] and all analyses thereof shall be Migenix’s Confidential Information.  In scheduling such [****], Schering shall treat the [****] in the same manner with regard to timing and resource allocation, as it does for its own [****] activities, and shall not prioritize its [****] over the [****].  Schering shall supply the [****] in writing via facsimile, and if specifically requested by Migenix, with copies via first class mail.  Schering shall ensure that the samples and the [****] are available only to those Schering employees who need access to same for the purpose of completing the [****] and providing the [****] to Migenix or its designee.  Schering will not subject the [****] to any additional analysis. Schering acknowledges that the Clinical Trial is blinded in accordance with the terms of the Protocol, and will ensure that the samples and the [****] are handled by it in a manner consistent therewith. If the [****] are not delivered to Migenix as soon as practicable after receipt of the samples, Schering will forthwith on demand provide to Migenix the samples, the [****] and the data and information embodied in such [****] to the extent same exist, and assist and co-operate with Migenix so that Migenix may complete the [****] elsewhere on a timely basis, all at Migenix’s cost and expense.

(e)

Upon reasonable prior notice during the term of this Agreement, Schering will allow Migenix at its own expense and during normal business hours to inspect the [****] used to perform the [****]; provided that any and all data and information (other than the [****]) provided or otherwise made available to Migenix in connection with such inspection shall be treated as Schering’s Confidential Information.  Any such inspection shall not occur more than once in any given calendar year.

(f)

Migenix shall have the right to repeat the [****] of samples from the [****] at any time during or after the term of this Agreement.  During the term of this Agreement, Migenix may request Schering to repeat the [****] on samples from the [****] on the same terms and conditions as set forth herein, but Schering shall not be under any obligation to agree to perform [****].  At any time during or after the term of this Agreement Migenix may elect (in its sole discretion) to conduct such repeat [****] itself, or using third party contractors, [****]; provided, however, that nothing herein shall be construed as (i) granting or conveying (either expressly or by implication) to Migenix or any of its third party contractors any rights to use any of Schering’s Confidential Information in connection therewith, or (ii) obligating Schering to make available to Migenix any materials, information or know-how related to the [****] used by Schering to conduct the [****].  Upon request, Schering shall supply to Migenix any remaining samples from the [****] that are in Schering’s possession for use by Migenix to repeat the [****].

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6

3.3

[****].

3.4

Access to Schering’s Confidential Information.  Schering will also provide Migenix, upon request, reasonable access to Schering’s Confidential Information related to the SP Study Drugs to the extent necessary to support Migenix’s regulatory filings related to the conduct of the Clinical Trial and/or as necessary to obtain or support regulatory approvals of Celgosivir or the Combination Therapy; provided, however, that Migenix shall not have any rights to use such information for any other purpose.  To the extent permissible under applicable law, Schering may elect to instead provide such information directly to the applicable regulatory authorities to support Migenix’s regulatory filings, and in such event nothing herein shall be construed as granting Migenix any right to directly access such information.

4.

INTELLECTUAL PROPERTY RIGHTS.  The terms PEG-INTRON® and REBETOL® are registered trademarks that are owned or controlled by Schering and the parties acknowledge and agree that nothing in this Agreement shall be construed as granting or conveying to Migenix any rights or licenses to use such trademarks except for the limited right to use the trademarks solely to the extent necessary in performance of the Clinical Trial.  Ownership of any and all inventions, discoveries and innovations arising from or in connection with the conduct of the Clinical Trial or other activities performed in accordance with this Agreement (“Inventions”) shall be governed by the provisions of this Article 4.  Migenix shall promptly notify Schering in writing of any and all Schering Inventions and/or Joint Inventions (each as defined below).

4.1

Migenix Inventions.  Migenix will retain all rights, title and interest in and to Celgosivir, including without limitation any patent applications (or patents issuing therefrom) filed by or on behalf of Migenix on or before the Effective Date that are related to Celgosivir or the use thereof (either alone or in combination with one or more other active ingredients) for the treatment of hepatitis C virus infection.  All Inventions that are enhancements or improvements to Celgosivir will be owned solely by Migenix (“Migenix Inventions”).  Nothing herein shall be construed a granting to Schering any license or other rights with respect to any Migenix Inventions.

4.2

Schering Inventions.  Schering will retain all rights, title and interest in and to PEG-INTRON, REBETOL, and all methods and materials utilized for Viral Testing.  All Inventions that are enhancements or improvements to PEG-INTRON, REBETOL or the assay methods and materials used to perform the Viral Testing (in each case, except to the extent encompassed by Migenix Inventions) will be owned solely by Schering (“Schering Inventions”).  Except as otherwise expressly set out herein, nothing in this Agreement shall be construed a granting to Migenix any license or other rights with respect to any Schering Inventions.

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7

4.3

Joint Inventions.  All Inventions that are not Migenix Inventions or Schering Inventions will be jointly owned by Schering and Migenix (hereinafter “Joint Inventions”).  Each of Migenix and Schering shall have the right to use any Joint Inventions for research and development purpose without obligation to the other party.  In addition, each of Migenix and Schering shall have the right to use any Joint Invention for commercial purposes, except to the extent that such Joint Invention requires the application or use of the other party’s Confidential Information.  In the event that either party desires to seek patent protection for a Joint Invention, the parties shall in good faith discuss and agree upon the allocation of responsibility and costs for the preparation, filing, prosecution, maintenance, defense and enforcement of patent applications (and any patents issuing therefrom) claiming such Joint Inventions. Any license, transfer or conveyance of rights by one party of its interest in Joint Inventions shall be subject to the restrictions set forth in this Section 4.3 and shall also be subject to, and shall not in any way diminish the rights in such Joint Invention that are held by, the other party.

4.4

Retained Rights.  Each of Migenix and Schering shall retain all other rights to their respective products and intellectual property, including without limitation, (i) in the case of Migenix, the right to make, use, distribute or sell Celgosivir and the Migenix Inventions, and (ii) in the case of Schering, the right to make, use, distribute or sell PEG-INTRON, REBETOL, the assay methods and materials used to perform the Viral Testing, and the Schering Inventions.

4.5

Preferred Partner.  In consideration for Technical Support to be provided by Schering under Section 3.3, Migenix hereby agrees that Schering shall be its “Preferred Partner” for the further development and commercialization of Celgosivir for the treatment of HCV on the terms set out in this Section 4.5.

(a)

Upon the first occurrence of a given Results Event, Migenix shall provide Schering with a copy of the corresponding summary or executive summary of results (the “Results”) promptly after such Results become available to Migenix.  All Results provided to Schering pursuant to this Section 4.5(a) will be provided in electronic format reasonably acceptable to both Schering and Migenix, provided that such format is available to Migenix without additional expense.

(b)

Migenix agrees that, in consideration of Schering’s status as a Preferred Partner, during each [****] (each an “Option Period”):

(i)

Schering shall have the right (exercisable in its sole discretion) to notify Migenix that it is interested in obtaining rights to rights to distribute, market, promote, offer for sale, sell or otherwise commercialize Celgosivir or the Combination Therapy in the Territory for the treatment of HCV (the “Rights”); and

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8

(ii)

if the Option Period is in respect of either the interim or final Results of the Clinical Trial, Migenix shall provide third parties with access to only those elements of the corresponding Results which have been publicly disclosed pursuant to Section 6.

If Schering does not provide notice to Migenix in accordance with Section 4.5(b)(i) during the applicable Option Period, then upon expiration of such Option Period, Schering’s right to exercise the Rights as they relate to such Option Period shall expire.

(c)

If, during any Option Period, Schering notifies Migenix pursuant to Section 4.5(b)(i) that it is interested in obtaining Rights, then for a period [****] (the “Negotiation Period”), then during the Negotiation Period, Schering shall have the right (upon request and at Schering’s sole expense) to conduct a reasonable due diligence review of Celgosivir (including without limitation any products or therapies being developed by Migenix containing or utilizing Celgosivir and pegylated alpha-interferon and/or ribavirin).  Migenix shall upon request provide Schering with reasonable access to Migenix’s facilities, records and/or personnel (during normal business hours) to enable Schering to complete its due diligence review. In addition, the following provisions shall apply during the Negotiation Period:

(i)

if the Negotiation Period is in respect of the Results of the Monotherapy Trial:

A.

the parties may enter into good faith negotiations respecting an agreement granting such requested Rights to Schering (and/or its designated Affiliates); and

B.

during the Negotiation Period [****]; and

(ii)

if the Negotiation Period is in respect of either the interim or final Results of the Clinical Trial:

A.

the parties shall use good faith efforts to negotiate a definitive agreement granting such requested Rights to Schering (and/or its designated Affiliates); and

B.

during the Negotiation Period [****].

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9

(d)

After the expiry of any Negotiation Period, Migenix may enter into and conclude negotiations with any third parties respecting the requested Rights or any other rights related to Celgosivir, but if Migenix has not entered into a definitive agreement granting a third party some or all of such Rights prior to the occurrence of a subsequent Results Event, then such Rights will again be subject to Schering’s option rights under Sections 4.5(a)-(c) upon the occurrence of such subsequent Results Event.  Alternatively, if Migenix has entered into a definitive agreement granting to a third party some or all of the requested Rights to a third party after the expiry of a Negotiation Period but prior to the occurrence of a subsequent Results Event, then, after the entering into of such agreement, Schering shall have no further rights under this Section 4.5 with respect to the Rights which are the subject of such agreement. Once all of the Rights are the subject of such an agreement, Migenix shall thereafter have no obligation to disclose Results to Schering.

(e)

If, during any Option Period or Negotiation Period, Migenix (to the extent permitted under this Agreement) enters into any license agreement, or any other form of agreement or transaction, that would have the effect of granting, transferring or conveying to any third party any rights to distribute, market, promote, offer for sale, sell or otherwise commercialize Celgosivir or the Combination Therapy in the Territory for the treatment of HCV (a “Celgosivir Agreement”), it shall immediately notify Schering.  Upon such notice, Schering shall have the right to immediately discontinue all Technical Support being provided to Migenix pursuant to Section 3.3.  Such termination of Technical Support shall not affect Schering’s other obligations under this Agreement, but Schering shall thereafter have no rights under Section 4.5.

5.

CONFIDENTIAL INFORMATION.

5.1

Schering’s Confidential Information.  During the period commencing on the Effective Date and ending ten (10) years after the expiration or earlier termination of this Agreement, Migenix shall retain in confidence, shall not disclose to any third party, and shall not use for any purpose other than the performance of the Clinical Trial pursuant to this Agreement and/or as necessary to obtain regulatory approvals of Celgosivir or the Combination Therapy (collectively, the “Purpose”), any of Schering’s or its Affiliates’ proprietary data, materials or information related to the Viral Testing, the SP Study Drugs or their use, or the Schering Inventions, in each case which are disclosed or otherwise made available to Migenix pursuant to this Agreement (hereinafter “Schering’s Confidential Information”). Schering’s Confidential Information shall include Schering Information as defined in the Confidentiality Agreement.  Without limiting Migenix’s obligations under this Section 5.1, it is expressly agreed that under no circumstances shall Migenix, during the period covered by this Section 5.1, disclose any Schering Confidential Information regarding the Viral Testing (for greater certainty, such information does not include the Testing Results) to any third party that is a Competitor of Schering (including without limitation any employee of a Competitor of Schering), even if such third party becomes an Affiliate of Migenix.

5.2

Migenix’s Confidential Information.  During the period commencing on the Effective Date and ending ten (10) years after the expiration or earlier termination of this Agreement, Schering shall retain in confidence, shall not disclose to any third party, and shall not

10

use for any purpose other than the performance of its obligations under this Agreement or in connection with the exercise of its rights under Section 4.5, any of Migenix’s or its Affiliates’ proprietary data, materials or information related to Celgosivir, the Combination Therapy, or their use, or the Migenix Inventions, in each case which are disclosed or otherwise made available to Schering pursuant to this Agreement (hereinafter “Migenix’s Confidential Information”). Migenix’s Confidential Information shall include Information as defined in the Confidentiality Agreement.

5.3

Exclusions.  The restrictions in Section 5.1 and 5.2 shall not apply to a party’s Confidential Information to the extent:

(i)

it is or becomes public knowledge (through no fault of the receiving party); or

(ii)

it is lawfully made available to the receiving party by an independent third party owing no obligation of confidentiality to the disclosing party with regard thereto (and such lawful right can be properly demonstrated by the receiving party); or

(iii)

it is already in the receiving party’s possession at the time of receipt from the disclosing party (and such prior possession can be properly demonstrated by the receiving party); or

(iv)

it is published in accordance with the express terms of this Agreement; or

(v)

it is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving party; provided that, where possible to do so, the receiving party shall immediately notify the disclosing party, in writing, of any such required disclosure to provide the disclosing party an opportunity to intervene by seeking a protective order or other similar order in order to limit or prevent disclosures of Confidential Information, and the receiving party shall thereafter disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the disclosing party.

5.4

Return of Information.  Upon termination of this Agreement, the receiving party agrees to promptly return to the disclosing party, upon its request, all Confidential Information obtained from the disclosing party; provided, however, that the receiving party’s legal counsel may retain one copy of Confidential Information in a secure location solely for the purpose of identifying the receiving party’s obligations under this Agreement. If the Agreement is terminated for any reason other than mutual convenience under Section 8.2(a), or the default of Migenix pursuant to Section 8.2(b), Migenix may retain a copy of such Confidential Information solely for the purpose of completing the Clinical Trial and to the extent necessary to support Migenix’s regulatory filings related to the conduct of the Clinical Trial and/or as necessary to obtain or support regulatory approvals of Celgosivir or the Combination Therapy.

5.5

Equitable Relief.  The receiving party acknowledges and expressly agrees that any disclosure of the disclosing party’s Confidential Information in violation of this Agreement would be detrimental to the disclosing party’s business and may cause it irreparable harm and damage.  In accordance with applicable law and in addition to any other rights and remedies that

11

may be available at law or equity, the disclosing party shall be entitled to secure equitable relief by way of injunction or otherwise.

6.

PUBLICATION.  Migenix shall have the right to present or publish the results of the performance of any or all of the Clinical Trial in its sole discretion; provided that no such publication or presentation shall contain any of Schering’s Confidential Information without the prior written consent of Schering.  Migenix shall provide Schering with a copy of any proposed publication or presentation of the results of the Clinical Trial at least thirty (30) days prior to its submission.  Schering shall have the right to review and comment on the proposed publication or presentation to ensure that Schering’s Confidential Information is protected.  Migenix shall acknowledge Schering’s support in any publication or presentation of the results of the Clinical Trial.

6.1

Publicity.  Neither party shall use the name of the other party (or the name of any Schering Affiliates) for promotional purposes without the prior written consent of the party whose name is proposed to be used.  No news release, publicity or other public announcement, either written or oral, regarding the terms and conditions, or existence of, this Agreement, or performance hereunder shall be made by either party without the prior written approval of the other party, such approval not to be unreasonably withheld.  The foregoing notwithstanding, if either party is required (as reasonably determined by its legal counsel) by regulation, law or legal process (including without limitation by the rules or regulations of the SEC (or similar regulatory agency in a country other than the United States) or of any stock exchange), to disclose the existence of this Agreement and/or any information related to the terms and conditions of this Agreement, where possible to do so: (i) such party shall provide prior written notice of such intended disclosure to the other party, which notice shall include a copy of the proposed disclosure; and (ii) the other party shall have a reasonable period to review and comment on the proposed disclosure (not to exceed five (5) business days), and the party required to disclose shall in good faith consider any changes or modifications to the proposed disclosure requested by the other party.

7.

INDEMNIFICATION

7.1

By Migenix.

(a)

Migenix will indemnify, defend and hold Schering, its Affiliates and their officers, directors, agents and employees harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys’ fees, (collectively, “Losses”) arising out of or related to any and all complaints, actions, suits, demands or claims of third parties (collectively, “Claims”) arising directly or indirectly from:

(i)

[****],

(ii)

[****], or

(iii)

[****],

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12

except in each case to the extent caused by:

(iv)

[****], or

(v)

[****].

(b)

During the performance of the Clinical Trial and for a period of one (1) year following completion of the Clinical Trial, Migenix shall maintain clinical trials liability insurance coverage in the amount of [****].  Such insurance coverage shall not act to limit Migenix’s liability under this Agreement.

7.2

By Schering.  Schering will indemnify, defend and hold Migenix, its Affiliates and their officers, directors, agents and employees harmless against any and all Losses arising out of or related to any Claims to the extent arising directly or indirectly from:

(i)

[****]; or

(ii)

[****].

7.3

Representations by Migenix.  Migenix represents and warrants to Schering that Migenix has no contractual obligations to any third party which are inconsistent with the terms and conditions of this Agreement.  Migenix further represents and warrants to Schering that as of the Effective Date Migenix has not entered into a Celgosivir Agreement (as defined above) with any third party.

8.

TERM AND TERMINATION

8.1

Agreement Period.  The term of this Agreement will commence as of the Effective Date and will expire on the later of (i) one (1) year after completion or termination of the Clinical Trial, or (ii) the expiration of Schering’s rights and Migenix’s obligations under Section 4.5 (the “Agreement Period”), unless earlier terminated pursuant to Section 8.2.

8.2

Termination.  This Agreement may be terminated: (a) by the parties by mutual agreement; (b) by written notice by either party to the other party if the Clinical Trial has not started (i.e., dosing of the first patient) on or before December 31, 2006; (c) by written notice by Migenix if Migenix commences the Clinical Trial without the use of SP Study Drugs provided by Schering pursuant to Section 3.1 of this Agreement; (d) by either party upon written notice to the other party in the event such other party has breached a material term of this Agreement and has not cured such breach within sixty (60) days after receiving notice of such breach from the non-breaching party; or (e) in the event that the Clinical Trial is terminated due to risks to the enrolled research subject(s).

[****] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13

8.3

Effect of Termination.  Upon termination or expiration of this Agreement for any reason:

(a)

The provisions of Section 5.4 shall be applicable;

(b)

Migenix shall immediately return to Schering or, at Schering’s direction, destroy any and all unused SP Study Drugs, and if instructed to destroy such SP Study Drugs will provide evidence documenting the manner of destruction to Schering, all at Migenix’s cost and expense; and

(c)

All of Migenix’s rights to use the SP Study Drugs shall cease.

8.4

Surviving Terms.  Notwithstanding the expiration or earlier termination of this Agreement for any reason, the parties’ respective rights and obligations under Articles 4 (excluding Section 4.5), 6, 7 and 9 of this Agreement shall survive and remain in full force and effect in perpetuity and the parties’ respective rights and obligations under Article 5 shall survive and remain in full force and effect for the period set forth in Section 5.1.

9.

MISCELLANEOUS

9.1

Governing Law.  This Agreement is governed by the laws of the State of New Jersey other than those provisions governing conflicts of law.

9.2

Notice. All communications and notices from one party to the other will be in writing and will be given by addressing the same to the other party at the address set forth in this Agreement, or at such other address as either party may specify in writing to the other.  All notices will become effective (i) when delivered personally, (ii) when sent via fax with confirmation via first class mail, postage pre-paid, or (iii) when deposited with a nationally recognized overnight delivery service for next day delivery (prepaid).

9.3

Assignment.  This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party (not to be unreasonably withheld), except that, either party may assign this Agreement to an Affiliate or in connection with the merger, consolidation or sale of all or substantially all of its assets.

9.4

Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Schering and Migenix with respect thereto, including specifically the Confidentiality Agreement, which is terminated and superceded by this Agreement.

9.5

No Modification.  This Agreement may only be amended or modified by a written agreement signed by authorized representatives of both parties.

9.6

Independent Relationship.  The parties acknowledge and agree that Migenix is acting independently of Schering and not as an Affiliate, employee, agent, partner or joint

14

venturer of or with Schering, and neither party shall have any authority to represent, bind or act on behalf of the other party.

9.7

Severability.  In the event that any one or more of the provisions in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect.  If any of the provisions  of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

9.8

Force Majeure.  Failure of a party to perform its obligations under this Agreement shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("force majeure").  Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right.  The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes; provided, however, that nothing contained herein shall require any party to settle on terms unsatisfactory to such party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any third party.  If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SCHERING CORPORATION

MIGENIX, INC.

By: “Michael DuBois”

By: “Robert Cory”

Print Name: Michael DuBois

Print Name: Robert Cory

Title:Vice President

Title:Vice President, Business Development

CLINICAL STUDY PROTOCOL #HCV-05-002 VERSION 3	CONFIDENTIAL

EXHIBIT A

CLINICAL TRIAL PROTOCOL

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CLINICAL STUDY PROTOCOL #A9904 MBI 226 1.25% AND 2.5% ACNE SOLUTION	CONFIDENTIAL

PROTOCOL #HCV-05-002

Title:

A Phase II, Randomized, Active-controlled, Multi-center Study to Evaluate the Safety and Efficacy of Celgosivir in Combination with Peginterferon alfa-2b, with and without Ribavirin, for 12 Weeks in Patients with Chronic Hepatitis C Infection (Genotype 1) Who Failed to Respond to Pegylated α Interferon-based Therapy.

Test Product:

Celgosivir 100 mg capsules

Sponsor:

MIGENIX Inc., 3650 Wesbrook Mall, Vancouver, BC V6S 2L2, Canada

Sponsor Contact:

[****]

Clinical Sites:

[TBD]

Qualified Investigators:

[TBD]

GCP Statement:

This study will be conducted in accordance with Health Canada regulations and International Conference on Harmonisation (ICH) guidelines on current Good Clinical Practice (GCP) and Good Laboratory Practice (GLP).

Date Protocol #HCV-05-002 - Version 3:  July 27, 2005

Confidentiality Statement

The confidential information in this document is provided to you, as an Investigator or consultant, for review by you, your staff, and the applicable Research Ethics Board.  Your acceptance of this document constitutes agreement that you will not disclose the information contained herein to others without written authorization from MIGENIX Inc.

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SYNOPSIS

Title of Study:

A Phase II, Randomized, Active-controlled, Multi-center Study to Evaluate the Safety and Efficacy of Celgosivir in Combination with Peginterferon alfa-2b, with and without Ribavirin, for 12 Weeks in Patients with Chronic Hepatitis C Infection (Genotype 1) Who Failed to Respond to Pegylated α Interferon-based Therapy.

Study Period (Planned): Start – August 2005 and End – April 2006	Phase of Development: II

Objectives:

The primary objectives of this study are to:

•

Determine the safety of 12 weeks of therapy with celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV infected patients who are genotype 1 and who failed to respond to treatment with any pegylated α interferon-based therapy.

•

Evaluate early viral response (EVR) at 12 weeks to celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV infected patients as measured by HCV RNA serum viral loads.

•

Evaluate viral load reduction from Baseline following treatment with celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV patients.

Methodology: Randomized, active controlled, multi-center study
Number of Patients (planned): Up to 60 patients
Number of Sites: Up to 10 sites

Diagnosis and Main Criteria for Inclusion:

Patients of any race, at least 18 years of age, with chronic hepatitis C infection genotype 1, and who failed to respond to previous pegylated α interferon plus ribavirin therapy, meeting specific inclusion/exclusion criteria. Non-responders are defined as patients who are currently serum/plasma HCV-RNA positive and demonstrated less than a 2 log10 drop in their viral load at the end of 12 weeks of treatment with pegylated α interferon plus ribavirin or patients who did not achieve a 2 log10 decrease in viral load following 48 weeks of therapy with pegylated α interfereon plus ribavirin with no evidence of a negative HCV-RNA at any time during the treatment period.

Investigational Product: Celgosivir 100 mg capsules Dose: 400 mg OD Mode of Administration: Oral Duration of Treatment: 12 weeks

Combination Products:

Peginterferon alfa-2b

Dose: 1.5 µg/kg per week

Mode of Administration: Subcutaneous injection

Duration of Treatment: 12 weeks

Ribavirin

Dose: up to 1200 mg daily (based on body weight)

Mode of Administration: Oral

Duration of Treatment: 12 weeks

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Criteria for Evaluation:

Efficacy:

The primary objective of this study is to undertake an initial evaluation of the safety, tolerability, and efficacy of celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in patients with chronic HCV (genotype 1).

The main variables for the evaluation of tolerability and efficacy will be:

•

Percentage of patients who show at least a 2 log10 decrease in viral load by Week 12.

•

Quantitative HCV RNA viral load at Baseline, Days 1, 2, and 3, and Weeks 1, 2, 4, 8, and 12.  Treatment effect will be determined by taking the log10 difference in HCV viral load at each time point from the Baseline level.

•

Safety and tolerability will be evaluated by adverse event monitoring, spontaneously reported, and actively sought at each clinic visit. In addition, biological tolerability will be evaluated by hematology, biochemistry, and any other clinical, laboratory or diagnostic test conducted on the patients in the course of the study.

Statistical Methods:

This is a proof-of-concept study to explore the efficacy and safety of celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in the treatment of patients with chronic HCV infection who are HCV genotype 1 and were found to be non-responders to previous pegylated α interferon-based therapy. No confirmatory hypothesis is proposed. Descriptive statistics will be used to describe the effect of celgosivir in combination with peginterferon alfa-2b with and without ribavirin to establish the appropriate parameters for future clinical studies.

The primary objective of this study is to evaluate the efficacy of celgosivir in combination with peginterferon alfa-2b with and without ribavirin with respect to the percentage of patients showing Early Viral Response (EVR) at Week 12.

An interim analysis of the efficacy data may be performed when up to 30 patients have completed 12 weeks of treatment.

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STUDY CONTACTS

SPONSOR/CONTRACT PERSONNEL
Name/Title	Affiliation/Address/Tel./Fax	Responsibilities
[****] [****]	MIGENIX Inc. BC Research Complex 3650 Wesbrook Mall Vancouver, BC, V6S 2L2 Tel. (604) 221-9666 [****] Fax. (604) 221-9688 [****]	Responsible for clinical trial management activities
TBD	TBD	Medical Monitor
[****] [****]	MIGENIX Inc. BC Research Complex 3650 Wesbrook Mall Vancouver, BC, V6S 2L2 Tel. (604) 221-9666 [****] Fax. (604) 221-9688 [****]	Responsible for regulatory affairs
Central Laboratory Facility	[****] [****]	Central laboratory facility

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LIST OF ABBREVIATIONS AND TERMS

Abbreviation/Term	Definition
AE	Adverse event
ALT	Alanine Aminotransferase
ANA	Antinuclear antibody
Anti-HBc	Hepatitis B Core antibody
AST	Aspartate Aminotransferase
BP	Blood Pressure
Celgosivir	Main Study Medication
Castanospermine	Main active metabolite of celgosivir
CK	Creatine Kinase
ECG	Electrocardiogram
CRF	Case Report Form
GCP	Good Clinical Practice
g-GT or GGT	Gamma-glutamyl Transpeptidase
GLP	Good Laboratory Practice
Hb	Hemoglobin
HbA1C	Hemoglobin A1C Assay
HBsAg	Hepatitis B surface antigen
HCV	Hepatitis C virus, a viral infection
HIV	Human Immunodeficiency Virus
HR	Heart Rate
IC	Informed Consent
ICH	International Conference on Harmonisation
Interferon	Antiviral drug used to treat hepatitis C
IU	International Unit
IUCD	Intra-uterine contraceptive device
mL	millilitre
PCR	Polymerase Chain Reaction
PK	Pharmacokinetics
RBC	Red blood cell, erythrocyte
REB	Research Ethics Board
Ribavirin	Antiviral drug used to treat hepatitis C
RNA	Ribonucleic acid
RNA PCR	Ribonucleic acid Polymerase Chain Reaction (a viremia quantification)
SAE	Serious adverse event
TSH	Thyroid Stimulating Hormone
ULN	Upper Limit of Normal
Viral Load	Amount of viral particles in blood, viremia
Viremia	Viral load
WBC	White blood cell, leukocyte
WHO	World Health Organization
WNL	Within normal limits

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TABLE OF CONTENTS

Page

1

SYNOPSIS

III

2

STUDY CONTACTS

V

3

LIST OF ABBREVIATIONS AND TERMS

VI

4

TABLE OF CONTENTS

VII

5

LIST OF TABLES

XI

6

INTRODUCTION

12

6.1

Relevant Non-clinical Studies

12

6.2

Previous Human Experience

13

7

STUDY OBJECTIVES

15

8

INVESTIGATIONAL PLAN

15

8.1

Overall Study Design

15

8.2

Selection of Study Population

17

8.2.1

Inclusion Criteria

17

8.2.2

Exclusion Criteria

19

8.2.3

Withdrawal Criteria

21

8.2.4

Procedures for Discontinuation

22

8.3

Conduct of study

23

8.3.1

Study Procedures by Visit

23

8.3.1.1

Screening Visit (Preliminary Assessment)

24

8.3.1.2

Baseline Visit (Study Entry)

24

8.3.1.3

Days 1, 2, and 3 Visits

26

8.3.1.4

Week 1 Visit

27

8.3.1.5

Week 2 Visit

28

8.3.1.6

Week 4 Visit

28

8.3.1.7

Week 8 Visit

29

8.3.1.8

Week 12 Visit

30

8.3.1.9

Safety Follow-Up Assessment

31

8.3.1.10

Unscheduled Visit

8.3.2

Laboratory Parameters

32

8.4

Efficacy Variables

33

8.4.1

HCV Viral Load

33

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8.5

Safety Variables

33

8.5.1

Vital Signs

34

8.5.2

Physical Exam and ECG

34

8.5.3

Hematology, Biochemistry and Urinalysis

34

8.5.4

Thyroid Stimulating Hormone Levels

36

8.5.5

Serum Pregnancy Test

36

8.5.6

Additional Tests Performed at Screening Visit

36

8.5.7

Adverse Events

36

8.5.7.1

Definition of Adverse Event

36

8.5.7.2

Expected Side Effects

37

8.5.7.2.1

Celgosivir

8.5.7.2.2

Peginterferon alfa-2b

8.5.7.2.3

Ribavirin

8.5.7.3

Severity and Relationship of Adverse Event to Study Drug

39

8.5.7.4

Management of Adverse Events

40

8.5.7.4.1

Guidelines for Dose Reduction

40

8.5.7.5

Management of Selected Hematologic and Biochemical Parameters

42

8.5.7.6

Use of Hematopoietic Growth Factors

43

8.5.7.7

Management of Depression During the Study

43

8.5.7.7.1

Depression Management Plan

45

8.5.8

Serious Adverse Drug Experience

45

8.6

Test Materials

47

8.6.1

Administration

47

8.6.2

Products Identity

47

8.6.2.1

Celgosivir

47

8.6.2.2

Peginterferon alfa-2b

47

8.6.2.3

Ribavirin

48

8.6.2.4

Celgosivir Placebo

48

8.6.3

Handling Precautions

48

8.6.3.1

Celgosivir

48

8.6.3.2

Peginterferon alfa-2b

48

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8.6.3.3

Ribavirin

49

8.6.4

Disposal of Unused Study Drug

49

8.6.5

Method of Treatment Assignment

49

8.6.6

Blinding

49

8.6.7

Packaging

49

8.6.8

Labelling

50

8.6.9

Patient Dosing and Use Instructions

50

8.6.10

Treatment Compliance

52

8.6.11

Dispensing

52

8.6.12

Accountability

53

8.6.13

Prior and Concomitant Therapy

53

8.6.13.1

Acceptable Methods of Birth Control

54

8.6.13.2

Cautionary Concomitant Therapy

54

8.6.13.3

Excluded Concomitant Therapy

55

8.7

Monitoring

55

8.7.1

Clinical Monitoring/Auditing

55

8.8

Statistical Methods Planned

55

8.8.1

Objectives and Endpoints

55

8.8.1.1

Objectives

55

8.8.2

Study Design

56

8.8.3

Null and Alternative Hypotheses

56

8.8.4

Sample Size Estimation

56

8.8.5

Interim Analysis

56

8.8.6

Randomization

57

8.8.7

Data Transformations and Handling Missing Data

57

8.8.8

Strategy for Statistical Analysis

57

8.8.8.1

Comparison of Treatment Groups at Baseline

57

8.8.8.2

Evaluation of Efficacy

57

8.8.8.2.1

Primary Efficacy Variables

57

8.8.8.3

Evaluation of Safety

57

8.8.9

Populations Analyzed

58

8.8.10

Multi-center Considerations

58

9

ETHICS AND GENERAL STUDY CONDUCT CONSIDERATIONS

59

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9.1

Changes in Study Conduct/Statistical Analyses/Amendments

59

9.2

Research Ethics Board (REB)

59

9.3

Ethical Conduct of the Study

59

9.4

Patient Information and Consent

59

9.5

Protocol Adherence

59

9.6

Contractual Requirements

60

9.7

Record Keeping

60

9.7.1

Data Collection

60

9.7.2

Data Corrections

60

9.7.3

Source Documentation

60

9.7.4

Patient Diary

61

9.7.5

Archives

61

10

INVESTIGATOR AGREEMENT

62

11

APPENDIX A: PRODUCT MONOGRAPH FOR PEGETRON®

63

12

APPENDIX B: WHO TOXICITY GRADING SCALE FOR
DETERMINING THE SEVERITY OF ADVERSE EVENTS

2

13

APPENDIX C: CRITERIA FOR MAJOR DEPRESSIVE EPISODE/DSM-IV™

6

14

REFERENCES

7

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LIST OF TABLES

Page

Table 1:

Study Procedures

23

Table 2:

Assessed Efficacy Variables

33

Table 3:

Assessed Safety Variables

34

Table 4:

Dose Reduction for Ribavirin

41

Table 5:

Two-Step Dose Reduction for Peginterferon alfa-2b Redipens™/Vials

42

Table 6:

Dose Reduction and Discontinuation for Selected Hematologic and Biochemical Parameters

42

Table 7:

Guidelines for Modification or Discontinuation of Peginterferon alfa-2b/ Ribavirin and for Scheduling Patients with Depression

44

Table 8:

Peginterferon alfa-2b Redipens™/Vials and Ribavirin Dosing

52

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INTRODUCTION

Hepatitis C is a global health problem caused by infection with HCV. The importance of finding new effective treatments for HCV infection is highlighted by the spread of the virus, which now affects between 170 and 300 million patients worldwide, 85% of whom become chronic carriers, 30% evolving to liver cirrhosis, and 5% evolving to liver cancer . In the United States, an estimated 3.9 million (1.8%) people have been infected with HCV, of whom 2.7 million are chronically infected . According to the 2002 and 2004 World Health Reports, the number of deaths attributed to HCV increased from 46,000 in 2001 to 54,000 in 2003, a 17% increase in deaths worldwide .

Current therapeutic options for HCV are limited and there is no HCV vaccine. Current SOC for treatment-naïve patients is pegylated interferon α (2a or 2b) in combination with ribavirin. Combination therapy has been found to be more effective than interferon α alone, although numerous side effects are associated with this regimen . Furthermore, long-term treatment effectiveness is far from optimal with an estimated 50% of genotype 1 patients and 80% of genotypes 2 and 3 patients responding to therapy .

In addition to being only 50% effective in treatment-naïve genotype 1 patients , current SOC therapies present additional concerns. Pegylated interferon α is not well tolerated by many patients . Ribavirin can cause blood dyscrasias including hemolytic anemia, which precludes its use in many patients with underlying anemia due to their liver disease . As a result, it is often not possible to administer maximally effective doses of these drugs due to poor tolerability. In genotype 1 HCV-infected patients, this drug combination produces an early viral response (EVR) in 71% of patients followed by a sustained viral response (SVR) in 45% of treatment-naïve patients . Patients with chronic HCV infections who have failed initial treatment are even more difficult to manage. There is no current therapy that has proven effective for these patients as retreatment with pegylated interferon α and ribavirin produces a SVR in only about 10% of patients . To date, no set of factors has been identified that allows clinicians to predict with certainty which patients will fail to respond to therapy.

HCV, a hepacivirus and member of the Flaviviridae family, encodes two envelope glycoproteins, E1 and E2, which possess N-linked glycosylation sites, and interact to form a heterodimeric complex. Flaviviruses are known to bud from intracellular membranes; correct folding and assembly of the envelope glycoproteins, as a result of interaction with the lecithin-like chaperone proteins calnexin or calreticulin, are critical for viral maturation. It is therefore predicted that celgosivir, an inhibitor of the enzyme α-glucosidase I, which plays a critical role in the processing of N-glycan chains present on nascent glycoproteins, will prove an effective antiviral agent against HCV. The rationale is that inhibition of α-glucosidase I activity will prevent the generation of monoglucosidated glycans and thus the interaction of HCV E1 and E2 with calnexin, and as a result, HCV glycoproteins will fail to fold correctly and virus maturation and release will be inhibited.

Relevant Non-clinical Studies

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In the absence of an appropriate cell culture system for HCV, the pestivirus, Bovine Viral Diarrhea Virus (BVDV), also a member of the Flaviviridae family, is widely recognized and accepted as a surrogate model. This model has been used for evaluation of the in vitro antiviral activity of both celgosivir and castanospermine, its metabolite, and as predicted, complete inhibition of BVDV replication was observed. Such antiviral effect has also been reported with other inhibitors of α-glucosidase I with confirmation of the mechanism of action.

Interferon α and ribavirin were shown to be effective against BVDV by reducing the cytopathic effect on MDBK cells. It was therefore possible to evaluate whether the combination of these agents with celgosivir or castanospermine would lead to increased antiviral activity. At therapeutically relevant concentrations of interferon α-2b and ribavirin, the 2-way combination of celgosivir or castanospermine with interferon α-2b or with ribavirin produced significant synergistic antiviral activity. These synergy data were further supported by Whitby et al. who observed similar effects and concluded that each compound could enhance the antiviral activity of the other. When celgosivir or castanospermine were combined with therapeutically relevant concentrations of interferon α-2b and ribavirin in a 3-way combination, even stronger synergies were observed . These data provide supporting evidence for the possibility of an increased therapeutic effect when celgosivir is combined with current HCV therapies.

Previous Human Experience

The safety of celgosivir has been evaluated in healthy volunteers and HIV-positive patients in 5 Phase I clinical studies. In addition, 2 large, multi-center, randomized, double-blind, Phase II studies were conducted that enrolled 364 HIV-positive patients, treated for up to 24 weeks. The studies were conducted in the USA and Germany, and included a once per day (OD) dose range of 50-400 mg oral celgosivir. A third, Phase II study  was offered to all patients who completed (n=179) the two previously mentioned studies and was a long-term extension study of one oral dose, 400 mg celgosivir OD, for up to 1 year. The Phase II studies were originally planned to enrol a larger number of subjects but were discontinued because the desired efficacy results were not achieved in the HIV-positive population.

The safety database from all completed clinical trials includes a total of 551 subjects that received any dose of celgosivir. This includes 136 patients from the 1-year Phase II study. Data were evaluated from 500 HIV-positive patients and 51 healthy volunteers. A total of 274 patients or volunteers were exposed to at least 400 mg OD of celgosivir. In one Phase I study , patients were dosed with celgosivir as high as 600 mg per day (300 mg/day; twice a day (BID)). At least 59 and 32 patients received 400 mg celgosivir OD for 12 and 24 weeks, respectively.

In the context of antiviral treatments, celgosivir has been considered to be well tolerated by HIV-positive patients as well as by healthy volunteers. Serious adverse events (SAEs) (previously unknown, severe, and causing withdrawal) were not reported in any clinical study to date. No deaths have been reported in any celgosivir clinical study. Ninety-four

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of 646 patients/healthy volunteers (14.6%) withdrew from clinical studies regardless of the treatment given, although none withdrew due to a SAE.

The GI system was the target for most reported adverse events (AEs), regardless of the relationship to study medication, in all groups with ~ 2/3 of all of patients/volunteers reporting events in the celgosivir group and almost 1/2 of all patients/volunteers reporting events in the control group. Both the general incidence and the body systems where AEs were reported were consistent with chronic HIV-infected population.

Evaluation of high-incidence (> 5%), all-cause AEs showed that the most common events reported for celgosivir that are relevantly different from the incidence in the control groups were diarrhea (49.5% vs. 23.2%), flatulence (29.2% vs. 4.2%), insomnia (18.9% vs. 14.7%), abdominal cramps (17.6% vs. 15.8%), and back pain (5.6% vs. 2.1%). As well, low incidences (< 6%) of elevated transaminases and creatine kinase (CK) were reported. All other high-incidence AEs had similar incidences in both celgosivir and control groups. Despite the expected high incidence of all-cause events in the HIV-positive patient population, withdrawals due to treatment-related events were relatively low (9.1%).

MIGENIX is currently conducting a monotherapy study (HCV-04-001) with celgosivir in patients with chronic HCV infection. HCV treatment-naïve or interferon-intolerant patients are randomized to treatment with 200 mg OD, 200 mg BID, or 400 mg OD celgosivir for 12 weeks. An informal interim review of safety-related laboratory data from 40 patients showed an increased frequency of patients with elevated serum CK values. Twenty-three patients (58%) had a mild to moderate increase in CK serum levels (peak level ranges from 227 to 882 IU/L) during the study. Two patients had grade 3 serum CK levels (peak levels 1,131 and 1,510 IU/L) following 4 weeks of celgosivir treatment. In all cases, CK elevation was restricted to the skeletal muscle isoenzyme. Most patients with increased CK levels were asymptomatic for muscle-related AEs. In fact, only 1 (6%) patient complained of mild muscle weakness. Twenty patients (50%) experienced mild to moderate elevations of both AST and CK, while 11 patients (28%) had an elevated ALT that accompanied the CK increase. Treatment dose adjustments were required in 2 patients (5%) with elevated CK levels.. Upon treatment cessation, serum CK levels recovered to pre-study levels within a few weeks and symptoms resolved, without treatment in all patients. Eighteen patients who completed the study had AE event data analyzed. As expected from previous clinical studies, 44% of patients experienced GI-related AEs. Early treatment termination related to an AE occurred in 5 patients (13%). Overall, celgosivir oral treatment was found to be well tolerated by HCV-infected patients.

MIGENIX believes that HCV will be more sensitive to celgosivir treatment than HIV because of the different intracellular sites for viral assembly and budding, and the more pivotal role that proper glycosylation plays in the release of HCV virus from the cell.

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STUDY OBJECTIVES

The objectives of this study are to:

•

Determine the safety of 12 weeks of therapy with celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV infected patients who are genotype 1 and who failed to respond to treatment with any pegylated α interferon-based therapy.

•

Evaluate early viral response (EVR) at 12 weeks to celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV infected patients as measured by HCV RNA serum viral loads.

•

Evaluate viral load reduction from Baseline following treatment with celgosivir in combination with peginterferon alfa-2b, with and without ribavirin, in chronic HCV patients.

The variables for the evaluation of tolerability and efficacy will be:

•

Percentage of patients who show at least a 2 log10 decrease in viral load by Week 12.

•

Quantitative HCV RNA viral load at Baseline, Days 1, 2, and 3, and Weeks 1, 2, 4, 8, and 12. Treatment effect will be determined by taking the log10 difference in HCV viral load at each time point from the Baseline level.

•

Safety and tolerability will be evaluated by adverse event monitoring, spontaneously reported, and actively sought at each clinic visit. In addition, biological tolerability will be evaluated by hematology, biochemistry, and any other clinical, laboratory, or diagnostic test conducted on the patients in the course of the study.

INVESTIGATIONAL PLAN

Overall Study Design

This study will be conducted in accordance with Health Canada and ICH guidelines on current Good Clinical Practice (GCP), Good Laboratory Practice (GLP), and the Declaration of Helsinki.

This is a randomized, active-controlled, multi-center study of celgosivir, in approximately 60 patients with chronic HCV infection in order to determine the safety and efficacy of 12 weeks of therapy with 400 mg daily of celgosivir in combination with peginterferon alfa-2b, with and without ribavirin. The kinetic antiviral effect of celgosivir combination therapy will be measured by repeated HCV RNA serum viral loads.

After giving informed consent in accordance with current ICH guidelines on GCP, each patient will be screened for eligibility according to specific inclusion/exclusion criteria.

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Patients who have previously received therapy with pegylated α interferon and ribavirin and who were found to be non-responders are eligible for this study. Non-responders are defined as patients who are currently serum/plasma HCV-RNA positive and demonstrated less than a 2 log10 drop in their viral load at the end of 12 weeks of treatment with pegylated α interferon plus ribavirin or patients who did not achieve a 2 log10 decrease in viral load following 48 weeks of therapy with pegylated α interferon plus ribavirin with no evidence of a negative HCV-RNA at any time during the treatment period.

•

Patients who were found to be intolerant to α interferon or ribavirin, or for whom α interferon (regular or pegylated) or ribavirin therapy is contraindicated, are not eligible for this study.

•

Treatment-naïve patients (to α interferon therapy) are not eligible for this study.

Patients will be randomized to one of three treatment groups in a 1:1:1 ratio. The treatment groups are (respectively):

•

Celgosivir 400 mg OD plus peginterferon alfa-2b plus ribavirin (3-way combination)

•

Celgosivir 400 mg OD plus peginterferon alfa-2b (2-way combination)

•

Celgosivir placebo plus peginterferon alfa-2b plus ribavirin (control)

An interim analysis may be performed when up to 10 patients in each of the treatment groups have completed 12 weeks of therapy. The interim analysis may be performed on the efficacy and safety data obtained for these patients.

Patients will be provided with a patient diary and asked to record each dose of study drug, as well as any concomitant medications and adverse events that occur between scheduled study visits. Scheduled visits for this study are Screening (up to 3 weeks prior to treatment), Baseline (Day 0), Days 1, 2, and 3, and Weeks 1, 2, 4, 8, and 12.

All patients will return for a safety follow up visit within one month of completing study treatment or prior to starting subsequent therapy.

If deemed appropriate by the study investigator, a patient may be eligible for continued treatment through the special access program under Health Canada regulations. This program will be requested by the Qualified Investigator and implemented on a case-by-case basis.

Assessments performed at scheduled study visits will monitor HCV RNA levels, AST and ALT levels, as well as hematology, biochemistry, and urinalysis. Safety will be assessed at each of the study visits (vital signs, the occurrence of adverse events, and concomitant medications).

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It is estimated that patient recruitment will take 6 months and patients will participate for up to 12 weeks during the treatment phase of the study.

Selection of Study Population

All patients will have a primary diagnosis of chronic HCV infection and will have been found to be non-responders to pegylated interferon-based therapy. Non-responders are defined as patients who are currently serum/plasma HCV-RNA positive and demonstrated less than a 2 log10 drop in their viral load at the end of 12 weeks of treatment with pegylated α interferon plus ribavirin or patients who did not achieve a 2 log10 decrease in viral load following 48 weeks of therapy with pegylated α interferon plus ribavirin with no evidence of a negative HCV-RNA at any time during the treatment period. The primary diagnosis includes proven chronic HCV infection at the time of screening for entry into the study with hepatitis C virus RNA positive by quantitative PCR prior to entry (≥ 104 IU/mL).

•

Treatment-naïve patients (to α interferon therapy) are not eligible for this study.

•

Patients who are unable to tolerate α interferon or ribavirin are not eligible for this study.

Inclusion Criteria

Patients must meet each of the following criteria to be considered eligible for entry into the study:

1.

The patient must be ambulatory and seen as an outpatient during screening and capable of starting the study.

2.

The patient must be 18 to 65 years of age, inclusive, with chronic hepatitis C who failed to respond to any pegylated α interferon plus ribavirin therapy. Any combination therapy must have ended at least 6 months prior to the Screening visit.

3.

Primary diagnosis of chronic HCV infection, defined as hepatitis C antibody positive for at least 6 months, and meeting the following criteria:

(a)  A quantitative RNA PCR ≥ 104 IU/mL at the screening measurement.

(b)  Hepatitis C viral genotype 1.

(c)  Non-responders to previous pegylated interferon-based therapy defined as patients who are currently serum/plasma HCV-RNA positive and demonstrated less than a 2 log10 drop in their viral load at the end of 12 weeks of treatment with pegylated α interferon plus ribavirin or patients who did not achieve a 2 log10 decrease in viral load following 48 weeks of therapy with pegylated α interferon plus ribavirin with no evidence of a negative HCV-RNA at any time during the treatment period.

4.

Patients who weigh between 40 and 125 kg.

5.

Able and willing to give written informed consent prior to enrolment including access to relevant previous medical records. Patient must be willing to adhere to the dose and visit schedules in this study.

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6.

If the patient has a history of substance abuse, to be considered for inclusion in this study the patient must have abstained from using the abused substance for at least 6 months and the results of a urine drug screen must be negative. All patients must be willing to abstain from alcohol during the study.

7.

Patients must be willing to discontinue and abstain from using milk thistle (silymarin).

8.

Patients with a history of mild depression may be considered for entry into the study provided that a pre-treatment assessment of the patient’s affective status supports that the patient is clinically stable.

9.

Female patients who are not pregnant, breastfeeding, or planning to become pregnant and must be either postmenopausal, surgically sterile or using 2 acceptable methods of birth control (see Section 0). While abstinence from sexual activity is the only certain method to prevent pregnancy, female patients of childbearing potential who are or who anticipate the possibility of becoming sexually active with a male partner must use a combination of the following 2 methods:

(a)

Contraceptive pill or IUD or depot hormonal preparation (ring, injection, implant) AND

(b)

A barrier method of contraception such as diaphragm, sponge with spermicide, condom, or a method of birth control considered acceptable by the study physician.

Contraceptive measures will be reviewed with female patients at each visit. The patient understands that she must continue to use dual methods of contraception for 6 months after treatment discontinuation.

10.

Confirmation by the Qualified Investigator or a Sub-Investigator that sexually active male patients are practicing a method of contraception considered acceptable (vasectomy, condom plus spermicide), plus relationship with a female partner who practices an acceptable method of contraception. Contraception must be used during the treatment period and for 6 months after the completion of therapy, including condom use by male patients with pregnant partners. Contraceptive measures will be reviewed with male patients at each visit.

11.

If a previous (within 24 months) liver biopsy is available, the results should be consistent with chronic hepatitis C virus infection with a stage of fibrosis between 0-3 (no evidence of cirrhosis) according to the modified Knodell scoring system and showing no other concomitant liver disease. A liver biopsy is not essential if not previously performed.

12.

Compensated liver disease with the following minimum hematological, biochemical, and serological criteria at the screen visit (WNL = within normal limits):

(a)

Hemoglobin values of equal or more than 12 gm/dL for females and 13 gm/dL for males.

(b)

WBC equal to or more than 3,000/mm3.

(c)

Neutrophil count equal to or more than 1,500/mm3.

(d)

Platelet count equal to or more than 80,000/mm3.

(e)

Direct bilirubin WNL.

(f)

Albumin WNL.

(g)

Serum creatinine WNL.

13.

At the Screen Visit, fasting glucose must be 70-140 mg/dL. Results between 110-140 mg/dL require repeat fasting glucose to be less than140 mg/dL and HbA1C less than

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or equal to 8.5%. HbA1C must be less than or equal to 8.5% in diabetic patients (whether on medication or diet controlled).

14.

Antinuclear antibody (ANA) must be less than or equal to 1:320.

15.

Thyroid Stimulating Hormone (TSH) WNL whether in euthyroid patients or patients requiring medical treatment. (Patients requiring medication to maintain TSH levels within normal limits are eligible if all other inclusion/exclusion criteria are met).

16.

For patients with a history of diabetes or uncontrolled hypertension, written clearance from an ophthalmologist has to be obtained prior to treatment start.

Exclusion Criteria

Patients are not eligible to participate in the study if any of the following conditions are met:

1.

Presence or recent history (past 12 months) of major organ or system failure or condition, acute or chronic, that in the opinion of the Investigator should preclude enrolment.

2.

Pregnant women, women who plan to become pregnant, male patients whose partner is pregnant or wants to become pregnant, and breastfeeding women.

3.

Women who are sexually active and of childbearing potential who have not been using at least one acceptable form of birth control (as defined in Section 0) for at least 2 months before the start of the study.

4.

Any cause of liver disease other than chronic hepatitis C, including but not limited to:

(a)

Hemochromatosis

(b)

Alpha-1 antitrypsin deficiency

(c)

Wilson's disease

(d)

Autoimmune hepatitis

(e)

Alcoholic liver disease

(f)

Obesity-induced liver disease

(g)

Drug-related liver disease

(h)

Hepatitis B viral infection

5.

Concomitant or previous malignancy (including hepatocellular carcinoma), except basal cell carcinoma of the skin.

6.

Presence of infection other than HCV requiring systemic antimicrobial therapy at the time of study entry.

7.

Patients with a history of poor clinic attendance or who, in the opinion of the Investigator, are considered likely not to comply with the required clinic attendance.

8.

Patients who have participated in another clinical trial within 30 days of entry to this study or who have received treatment with any investigational drug within 30 days of entry into this study.

9.

Patients who are infected with HIV or HBV.

10.

Patients with inflammatory bowel disease, Crohn's disease, colonic ulceration, partial intestinal obstruction or patients predisposed to intestinal obstruction, or patients who have conditions that may deteriorate as a result of increased gas formation in the intestine.

11.

Known coagulopathies including hemophilia, hemoglobinopathies (e.g., thalassemia).

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12.

Evidence of decompensated liver disease such as history or presence of ascites, jaundice, bleeding varicies, cirrhosis, or hepatic encephalopathy.

13.

Patients with α-feto protein > 50 ng/mL at screening.

14.

Patients with organ transplants other than cornea and hair transplant.

15.

Any known pre-existing medical condition that could interfere with the patient's participation in and completion of the study such as:

(a)

Pre-existing psychiatric condition, especially moderate to severe depression, or a history of severe psychiatric disorder, such as psychosis, suicidal ideation and/or suicidal attempt. Severe depression includes the following: (i) hospitalization for depression, (ii) electroconvulsive therapy for depression, or (iii) depression that resulted in a prolonged absence from work and/or significant disruption of daily functions.

(b)

CNS trauma or seizure disorder.

(c)

Clinically significant ECG abnormalities and/or significant cardiovascular dysfunction within the past six months (e.g., angina, congestive heart failure, recent myocardial infarction, severe hypertension, or significant arrhythmia).

(d)

Poorly controlled diabetes mellitus.

(e)

Impaired renal function.

(f)

Chronic pulmonary disease (e.g., chronic obstructive pulmonary disease).

(g)

Immunologically mediated disease (e.g., rheumatoid arthritis, idiopathic thrombocytopenia purpura, systemic lupus erythematosus, autoimmune hemolytic anemia, scleroderma, severe psoriasis, clinical cryoglobulinemia with vasculitis, or symptomatic thyroid disorder).

(h)

Any medical condition requiring, or likely to require during the course of the study, antiviral or antifibrotic chemotherapy.

(i)

Any medical condition requiring, or likely to require during the course of the study, the use of immunomodulatory agents, amantidine, rimantidine, maximine, or any drug that is considered to possibly have anti-HCV activity.

(j)

Any medical condition requiring, or likely to require during the course of the study, chronic systemic administration of steroids.

(k)

Clinical gout active within the last year.

16.

Any ribavirin, amantidine, thymosin, or Cell Cept treatment within the last 6 months prior to the Screening visit.

17.

Patients who plan to use alternative medicines during the course of the study, such as herbal supplements of any kind, including milk thistle (silymarin) but excluding vitamins.

18.

Patients with chronic use of systemic corticosteroids prior to, or potentially during, the study.

19.

Patients with a past history or current use of lithium and/or anti-psychotic drugs.

20.

Substance abuse, such as alcohol (> 80 g/day), IV drugs and inhaled drugs. If the patient has a history of substance abuse, to be considered for inclusion into the protocol, the patient must have abstained from using the abused substance for at least 6 months. Patients receiving methadone, buprenorphine HCL, and/or butorphanol tartrate within the past two years are also excluded.

21.

Patients with clinically significant retinal abnormalities.

22.

History of hypersensitivity to castanospermine, interferon (regular or pegylated), ribavirin, or any components of these drug products.

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Withdrawal Criteria

Reasons for patient withdrawal may include, but are not limited to, the following:

•

Investigator's request.

•

Safety reasons (e.g., Serious or life-threatening adverse event) (see Section 0).

•

Patient’s request.

•

Sponsor’s request, contract research organization’s request, or a recommendation from the Medical Monitor.

•

Pregnancy during the study period.

•

Failure to comply with the dosing schedule (non-compliance with study drugs), study procedures, or other study requirements.

•

The Investigator feels that it is in the patient's best interest to discontinue treatment at that time.

•

Confirmation that the patient meets the protocol's exclusion criteria with regard to history of psychosis, suicidal ideation, or suicide attempts at any time during the study.

•

Patient’s use of, or need for, concomitant therapy liable to interfere with the interpretation of study endpoints. The Investigator will report all such information on the Case Report Form (CRF) and decide, in accordance with the Sponsor, whether the patient is to be withdrawn.

•

Patient lost to follow-up. The Investigator will try to reach the patient, twice by telephone and once by certified letter, before considering the patient lost-to-follow-up. These actions will be reported on the Final Visit page of the CRF, and a copy of the follow-up letter will be maintained in the Investigator’s file.

It is the right and duty of the Investigator to interrupt the treatment of any patient whose health or well-being may be threatened by continuation in this study, or who may be experiencing unmanageable factors that may interfere significantly with the study procedures and/or the interpretation of study results.

All premature discontinuations and their causes must be documented by the Investigator on the Final Visit page of the CRF, and if need be, on the Adverse Event page of the CRF.

Patients not completing the entire study should be fully evaluated (i.e., final visit procedures performed), wherever possible.

All patients are free to withdraw from this study at any time and for whatever reason, specified or unspecified, and without prejudice to his or her medical care by a physician.

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Procedures for Discontinuation

If a patient withdraws or is removed from the study for any reason prior to the completion of the study, the reason for and date of the discontinuation and date of the last dose of study medication must be recorded in the appropriate section of the Case Report Form (CRF).

At the time of discontinuation, every effort should be made:

1.

To ensure all procedures and evaluations scheduled for the final treatment visit are performed (see Section 0 below), including the assessment of adverse events and medication compliance.

2.

All study drug must be returned and inventoried.

3.

Study coordinators should make an appointment for the follow-up visit(s).

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Conduct of study

Table 1:

Study Procedures

Study Procedures	Screen	Baseline (Day 0)	Days 1, 2, & 3	Week 1	Week 2	Week 4	Week 8	Week 12	Safety Follow-up
Informed Consent	X
Inclusion/Exclusion	X	X
Randomization		X
Medical History	X
Physical Exam	X1					X		X
Serum Pregnancy Test	X	X				X	X	X
Vital Signs, Weight	X	X		X	X	X	X	X
Confirm Birth Control Methods	X	X	X	X	X	X	X	X	X
ECG	X							X
HCV Viral Load[2]	X	X	X	X	X	X	X	X
Hematology[2]	X			X	X	X	X	X	X5
Biochemistry[2]	X	X3		X	X	X	X	X	X5
Thyroid Stimulating Hormone[2]	X				X	X	X	X
Hemoglobin A1c2	X6		X6	X6	X6	X6	X6	X6	X5,6
Antinuclear Antibody[2]	X
Urinalysis[2]	X					X		X
Urine Drug Screen	X
HCV Genotyping	X
HIV test[4]	X
HAV test	X
HBV test[4]	X
Adverse Events		X	X	X	X	X	X	X	X
Concomitant Meds	X	X	X	X	X	X	X	X
Dispense Study Drug		X				X	X
Return Study Drug/ Compliance				X	X	X	X	X

1

Height will be measured only at the Screening visit.

2

All blood samples and urine samples should be taken prior to study drug administration for that day.

3

Liver function tests and CK levels will be tested at the Baseline visit.

4

This test will be performed only if the test has not been performed in the previous 3 months.

5

Tests will be performed as required.

6

Patients with diabetes only.

Study Procedures by Visit

Study visits should be scheduled on the required study date. However, in extenuating circumstances, study visits may be conducted within 3 days of the required study date.  Subsequent visits should always be scheduled with time reference to the Baseline visit date. The celgosivir dispensed at each visit will contain the correct number of capsules for the interval.

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Screening Visit (Preliminary Assessment)

Up to 3 weeks prior to the Baseline visit, the Investigator will perform a preliminary assessment of the patient’s eligibility. Prior to screening, the Investigator will explain the study to the patient in lay terms. If the patient consents to participate in the study, the following will be performed:

•

Obtain patient’s written informed consent prior to initiating any study procedures.   Provide patient with a copy of signed and dated consent form. Document patient’s informed consent in the patient’s medical record.

•

Perform the first assessment of the inclusion/exclusion criteria.

•

Obtain the patient’s medical history.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature), and measure weight.

•

Perform a physical exam and measure the patient’s height.

•

Perform a 12-lead ECG.

•

Collect a blood sample for hematology and fasted biochemistry tests (see Section 0).

•

Collect a blood sample to test TSH levels.

•

Collect a blood sample to assay HbA1c levels (patients with diabetes only).

•

Collect a blood sample to test antinuclear antibodies (ANA).

•

Collect a blood specimen for testing viral load by quantitative RNA PCR and viral genotyping.

•

Collect a blood specimen for a serum pregnancy test for all females who are of childbearing potential.

•

Collect a blood sample to test for hepatitis A virus.

•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Collect a urine sample for urinalysis and a urine drug screen (see Section 0)

•

Conduct an HIV test, if not performed in the past 3 months.

•

Perform an HBV test, if not performed in the past 3 months.

•

Review previous liver biopsy results, if available.

•

Record any pre-existing medical conditions/signs/symptoms as part of the medical history.

•

Record a summary of any concomitant medications the patient is taking.

The Investigator will inform the patient that the information gathered at this visit will be reviewed and the patient will be contacted to attend a Baseline Visit if eligibility requirement are met.

Baseline Visit (Study Entry)

At a maximum of 3 weeks following the Screening visit, the patient will attend the study site for the Baseline visit. If it is necessary to schedule the Baseline visit more than 3 weeks following the Screening visit, all laboratory testing performed at Screening must be repeated at Baseline. Wherever possible, the Baseline visit should be scheduled for a Monday so that the patient may attend the clinic on Days 1, 2, and 3 for the scheduled

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study visits as any blood and urine samples collected at a Day 3 visit should not be shipped to [****] central lab facility on a Friday.

Following review of the results from the Screening visit, the Investigator will perform the final assessment of the patient’s eligibility and perform the following, before the first dose of study drug is taken:

•

Final confirmation of inclusion/exclusion criteria.

•

Check that the result of the viral load test (quantitative RNA PCR) is available and is ≥ 104 IU/mL.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Collect a blood sample for liver function tests (alanine aminotransferase (ALT), aspartate aminotransferase (AST), g-glutamyl transpeptidase (g-GT), and alkaline phosphatase).

•

Collect a blood sample to test CK levels and CK isoenzymes; if CK levels are found to be above normal ranges at Baseline, then CK isoenzymes will also be tested.

•

Collect a blood specimen for a serum pregnancy test for all females who are of childbearing potential.

•

Collect a blood sample for testing viral load by quantitative RNA PCR.

•

For both male and female patients, confirm that the patient and their partner are using appropriate birth control methods as described in Section 0; for male patients, confirm that their partner is not pregnant.

•

Record any adverse events/signs/symptoms that occurred since the Screening visit.

•

Summarize concomitant medications taken since last visit or a change in dose.

If all enrolment criteria are met, the Investigator or designee will receive a randomization code via a central randomization scheme. Eligible patients will be assigned to one of three treatment groups in a 1:1:1 ratio.  The Investigator will dispense enough celgosivir capsules, peginterferon alfa-2b, and ribavirin to last until the Week 4 visit.

Once the patient receives study drug, the Investigator will then:

•

Explain the dosage regimen that the patient has been assigned to as well as the possible side effects while on these therapies:

o

All patients will receive peginterferon alfa-2b, therefore the Investigator or a designee will explain the once weekly treatment regimen of peginterferon alfa-2b injections.

o

The Investigator or a designee will also calculate the daily dose of ribavirin for the patient (based on body weight) according to Table 8. The Investigator will explain that ribavirin is to be taken in the morning with food, and in the evening with food approximately 12 hours later, and the patient should take care to drink plenty of water while being treated with ribavirin.

o

The Investigator or a designee will explain that 4 capsules of celgosivir should be taken once a day in the evening (may be taken with the evening ribavirin dose).

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•

Explain that the peginterferon alfa-2b must be kept refrigerated and should only be transported using an insulated cooler bag and ice pack that is provided to the patient.  Patients must bring their cooler bag and ice pack to the Week 4 visit to take another supply of peginterferon alfa-2b home with them.

•

Review the patient diary with the patient and explain the information that is to be recorded in the diary, taking care to answer any questions the patient may have. Show the patient how and where to record information including:

o

The date and time of every dose of celgosivir, peginterferon alfa-2b, and ribavirin.

o

Any adverse events that occur between study visits.

o

Any concomitant medications taken during the study or a change in dose.

•

Record the number of ribavirin capsules to be taken by the patient in the morning and in the evening, in the patient diary, as well as the day of the week that the patient should take their peginterferon alfa-2b dose.

•

Review the reminders on study conduct and study personnel contact information as printed in the patient diary.

•

Remind the patient to bring the patient diary to the next visit.

•

Remind the patient that the study treatment containers (bottles, vials, Redipens™) and unused study treatments are not to be discarded and must be returned to the site at the next study visit for a compliance check. Patients should be instructed to immediately report any lost study drug to the site.

•

Record the date and time of the patient’s next visit in the patient diary.

The patient diary will be reviewed by the Investigator at each study visit. AEs will be recorded in the CRF along with any relationship to study drug and the degree of severity of the AE. Any concomitant medication the patient takes as well as any change in dose will be recorded in the CRF.

If the study visit is to occur before noon, remind the patient not to take their morning dose of ribavirin on the day of their Day 1, Day 2, or Day 3 visit until instructed to do so by study staff during the visit.

Days 1, 2, and 3 Visits

At this visit, the patient will attend the clinic in the morning prior to taking any study drug, and study staff will perform the following investigations:

•

Prior to any study drug administration, collect a blood specimen for testing viral load by quantitative RNA PCR.

•

Once the blood draw has been performed, the morning dose of ribavirin capsules should subsequently be taken with food.

•

Review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study treatment.

•

Remind the patient to bring the patient diary to the next visit.

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•

Record the date and time of the patient’s next visit in the patient diary.

•

For both male and female patients, confirm that the patient and their partner are using appropriate birth control methods as described in Section 0; for male patients, confirm that their partner is not pregnant.

Remind the patient to fast for at least 8 hours and avoid strenuous exercise for 48 hours before attending the Week 1 visit. The patient will be instructed to bring the study drug containers (celgosivir, ribavirin, used Redipens™) and any remaining capsules to the clinic for compliance check at the Week 1 visit. Remind the patient not to take their morning dose of study medications on the day of their Week 1 visit until instructed to do so by study staff during their visit.

Week 1 Visit

At this visit, the patient will attend the clinic and study staff will perform the following investigations:

•

Prior to any study drug administration, collect blood samples for hematology and fasted biochemistry tests (see Section 0).

•

Prior to any study drug administration, collect a blood specimen for testing viral load by quantitative RNA PCR.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study drug.

•

The Investigator may reduce the dose of celgosivir, ribavirin, or peginterferon alfa-2b if he or she feels that the patient cannot tolerate the full prescribed dose and the patient wishes to continue to receive treatment as opposed to withdrawing from the study (see Section 0). The Investigator should notify the Sponsor of any dose reduction and this should be duly noted in the source documents and in the CRF.

•

Check the treatment compliance (perform a capsule count on the returned bottles of celgosivir). Check treatment compliance on use of peginterferon alfa-2b and ribavirin.

•

Remind the patient to bring the patient diary to the next visit.

•

Remind the patient that all study treatment containers and unused study treatments are not to be discarded. Unused celgosivir and ribavirin must be returned to the site at the next study visit for a compliance check. Patients should be instructed to return all used containers and to immediately report any lost bottles to the site.

•

Record the date and time of the patient’s next visit in the patient diary.

The patient will be asked to return to the clinic in 7 days for the Week 2 visit. Remind the patient to fast for at least 8 hours and avoid strenuous exercise for 48 hours before attending the Week 2 visit. Remind the patient not to take their morning dose of study medications on the day of their Week 2 visit until instructed to do so by study staff during their visit.

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Week 2 Visit

At this visit, the patient will attend the clinic and study staff will perform the following investigations:

•

Prior to any study drug administration, collect blood samples for hematology and fasted biochemistry tests (see Section 0).

•

Prior to any study drug administration, collect a blood specimen for testing viral load by quantitative RNA PCR.

•

Prior to any study drug administration, collect a blood sample to test TSH levels.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study treatment.

•

The Investigator may reduce the dose of celgosivir, ribavirin, or peginterferon alfa-2b if he or she feels that the patient cannot tolerate the full prescribed dose and the patient wishes to continue to receive treatment as opposed to withdrawing from the study (see Section 0). The Investigator should notify the Sponsor of any dose reduction and this should be duly noted in the source documents and in the CRF.

•

Check the treatment compliance (perform a capsule count on the returned bottles of celgosivir). Check treatment compliance on use of peginterferon alfa-2b and ribavirin.

•

Remind the patient to bring the patient diary to the next visit.

•

Remind the patient that all study treatment containers and unused study treatments are not to be discarded. Unused celgosivir and ribavirin must be returned to the site at the next study visit for a compliance check. Patients should be instructed to return all used containers and to immediately report any lost bottles to the site.

•

Record the date and time of the patient’s next visit in the patient diary.

The patient will be asked to return to the clinic in 2 weeks for the Week 4 visit. Remind the patient to fast for at least 8 hours and avoid strenuous exercise for 48 hours before attending the Week 4 visit. Remind the patient not to take their morning dose of study medications on the day of their Week 4 visit until instructed to do so by study staff during their visit. Remind the patient to bring their cooler bag and ice pack to the next visit.

Week 4 Visit

At the Week 4 visit, the patient will attend the clinic and study staff will perform the following investigations:

•

Prior to any study drug administration, collect blood and urine samples for hematology, fasted biochemistry, and urinalysis tests (see Section 0).

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•

Prior to any study drug administration, collect a blood specimen for testing viral load by quantitative RNA PCR.

•

Collect a blood specimen for a serum pregnancy test for all females who are of childbearing potential.

•

Prior to any study drug administration, collect a blood sample to test TSH levels.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Perform a physical exam.

•

Review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study treatment.

•

The Investigator may reduce the dose of celgosivir, ribavirin, or peginterferon alfa-2b if he or she feels that the patient cannot tolerate the full prescribed dose and the patient wishes to continue to receive treatment as opposed to withdrawing from the study (see Section 0). The Investigator should notify the Sponsor of any dose reduction and this should be duly noted in the source documents and in the CRF.

•

Check the treatment compliance (perform a capsule count on the returned bottles of celgosivir). Check treatment compliance on use of peginterferon alfa-2b and ribavirin.

•

Remind the patient to bring the patient diary to the next visit.

•

Remind the patient that all study treatment containers and unused study treatments are not to be discarded. Unused celgosivir and ribavirin must be returned to the site at the next study visit for a compliance check. Patients should be instructed to return all used containers and to immediately report any lost bottles to the site.

•

Record the date and time of the patient’s next visit in the patient diary.

The patient will be dispensed a new supply of celgosivir, peginterferon alfa-2b, and ribavirin sufficient to last until the next study visit and will be asked to return to the clinic in 4 weeks for the Week 8 visit. Remind the patient to fast for at least 8 hours and avoid strenuous exercise for 48 hours before attending the Week 8 visit. Remind the patient to bring their cooler bag and ice pack to the Week 8 visit to take another supply of peginterferon alfa-2b home with them. Remind the patient not to take their morning dose of study medications on the day of their Week 8 visit until instructed to do so by study staff during their visit.

Week 8 Visit

At the Week 8 visit, the patient will attend the clinic and study staff will perform the following investigations:

•

Prior to any study drug administration, collect blood samples for hematology and fasted biochemistry tests (see Section 0).

•

Prior to any study drug administration, collect a blood specimen for testing viral load by quantitative RNA PCR.

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•

Collect a blood specimen for a serum pregnancy test for all females who are of childbearing potential.

•

Prior to any study drug administration, collect a blood sample to test TSH levels.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study treatment.

•

The Investigator may reduce the dose of celgosivir, ribavirin, or peginterferon alfa-2b if he or she feels that the patient cannot tolerate the full prescribed dose and the patient wishes to continue to receive treatment as opposed to withdrawing from the study (see Section 0). The Investigator should notify the Sponsor of any dose reduction and this should be duly noted in the source documents and in the CRF.

•

Check the treatment compliance (perform a capsule count on the returned bottles of celgosivir). Check treatment compliance on use of peginterferon alfa-2b and ribavirin.

•

Remind the patient to bring the patient diary to the next visit.

•

Remind the patient that all study treatment containers and unused study treatments are not to be discarded. Unused celgosivir and ribavirin must be returned to the site at the next study visit for a compliance check. Patients should be instructed to return all used containers and to immediately report any lost bottles to the site.

•

Record the date and time of the patient’s next visit in the patient diary.

The patient will be dispensed a new supply of celgosivir, peginterferon alfa-2b, and ribavirin sufficient to last until the next study visit and will be asked to return to the clinic in 4 weeks for the Week 12 visit. Remind the patient to fast for at least 8 hours and avoid strenuous exercise for 48 hours before attending the Week 12 visit. Remind the patient to bring their cooler bag and ice pack to the Week 12 visit to take another supply of peginterferon alfa-2b home with them. Remind the patient to return all study drug containers (used and unused) at the next visit. Remind the patient not to take their morning dose of study medications on the day of their Week 12 visit until instructed to do so by study staff during their visit.

Week 12 Visit

At this visit, the patient will attend the clinic and study staff will perform the following investigations:

•

Collect blood and urine samples for hematology, fasted biochemistry, and urinalysis tests (see Section 0).

•

Collect a blood specimen for testing viral load by quantitative RNA PCR.

•

Collect a blood specimen for a serum pregnancy test for all females who are of childbearing potential.

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•

Confirm that the patient and their partner are using appropriate birth control methods as described in Section 0.

•

Collect a blood sample to test TSH levels.

•

Take vital signs (seated BP, HR, respiration rate, oral temperature) and measure weight.

•

Perform a physical exam.

•

An ECG (12-lead) will be performed.

•

Collect and review the patient diary with the patient. Any adverse events and concomitant medications recorded in the diary since the last visit should be reviewed with the patient and recorded in the patient’s source documents and in the CRF. In the case of an AE, the Investigator should then make a determination of the level of severity of any AE and determine the relationship between the AE and the study treatment.

•

Check the treatment compliance (perform a capsule count on the returned bottles of celgosivir). Check treatment compliance on use of peginterferon alfa-2b and ribavirin. Collect all remaining study drugs.

Safety Follow-Up Assessment

When the patient’s Week 12 HCV RNA assay results have been obtained, the patient will be contacted to review any ongoing adverse events he/she may be experiencing, and to ensure that the patient is still using appropriate contraceptive measures, and will continue to do so for another 6 months. Remind the patient that he/she should contact the study staff if they experience any unexpected health problems.

Female patients will also be asked to attend safety follow-up visits at 4, 12, and 24 weeks following treatment completion, during which serum pregnancy tests will be performed. If a female patient, or the female partner of a male patient, becomes pregnant during the 6 month period following treatment, the Sponsor must be notified as soon as possible.

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Unscheduled Visit

Unscheduled visits may be performed at any time at the discretion of the Investigator for the assessment of laboratory parameters or clinical safety, or for the follow-up of adverse events. An unscheduled visit should be performed within one week of the previous visit for patients with a hemoglobin decrease meeting all three of the following criteria:

1) Decreased from previous visit.

2) Decreased more than 2 g/dL since the screen visit.

3) Decreased to below 11 g/dL.

A blood sample will be obtained for analysis. In addition, other laboratory parameters will be measured and other clinical evaluations will be performed as indicated. If the hemoglobin values meet the criteria outlined in Section 0 , Table 6 , then the dose reduction or interruption of dosing and additional control visits will apply (see Section 0, Table 4 and Table 5). If patients have had their dose of celgosivir reduced or interrupted during the course of the study, they should return to the study clinic for an Unscheduled visit within 2 weeks following the date of the dose reduction/interruption and have blood drawn such that the appropriate lab tests may be re-run in order to monitor the effects of the dose reduction/interruption.

Laboratory Parameters

Blood samples will be shipped to [****] central laboratory facility for all routine hematology and biochemistry. TSH, serum pregnancy testing, urinalysis, and urine drug screening will also be performed by the central lab.

The central laboratory will analyze hematology and biochemistry (see Section 0) for each study visit, except the Baseline visit. On each occasion it is estimated that 15-20 mL of blood will be needed for the above analyses.

The viral load by quantitative RNA PCR and the HCV genotyping will be undertaken by Schering Plough Research Institute Laboratory; this viral load assay will be performed on samples taken at each study visit.

All blood, serum, plasma, and urine samples will be shipped to [****] central lab facility and the appropriate samples will then be forwarded to Schering Plough Research Institute Laboratory for HCV RNA analysis and genotyping. Instructions on preparation of samples for transport to [****] central laboratory facility and information on transport arrangements will be provided separately to each Investigator.

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Efficacy Variables

Table 2:

Assessed Efficacy Variables

Efficacy Parameters	Screening Visit	Baseline (Day 0)	Days 1, 2, and 3	Weeks 1, 2, 4, and 8 Visits	Week 12 Visit
HCV RNA viral load	X	X	X	X	X

HCV Viral Load

HCV viral load will be measured quantitatively at the Screening visit, the Baseline visit, and at all subsequent study visits, via a peripheral blood sample. The sample taken at the Baseline visit will represent the baseline level of viremia and changes in HCV levels will be assessed against that baseline measurement. The viral load at Screening should be ≥ 104 IU/mL.

The Medical Monitor for the study will receive and review all HCV viral load results for every patient during this study. The Medical Monitor will alert the Investigator of any potential safety or efficacy issues when reviewing the patient HCV viral load data. If the HCV viral load increases by 2 log10 the Investigator will be notified. The Investigator will receive HCV viral load results for their patients at the Screening, Baseline, and Week 12 visits only.

HCV-RNA (PCR) analysis will be performed by Schering Plough Research Institute Laboratory using a Taqman assay LLQ 29 IU. It is estimated that 5 mL of blood will be required for this analysis each time it is performed and samples will be run on a Taqman analyzer. Instruction on preparation of samples for transport to the central laboratory and information on transport arrangements will be provided separately to each Investigator.

Safety Variables

Safety and tolerability will be evaluated by vital signs and adverse event monitoring, spontaneously reported by the patient and actively sought at each clinic visit. In addition, biological tolerability will be evaluated by hematology, biochemistry, urinalysis, ECG, and any other clinical, laboratory or diagnostic test conducted on the patients during the course of the study.

The Medical Monitor and the Investigator will receive and review the lab results for all patients for all assessed safety variables as listed below.

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Table 3:

Assessed Safety Variables

Safety Parameters	Screening Visit	Baseline Visit	Days 1, 2, and 3	Weeks 1, 2, and 8 Visits	Week 4 Visit	Week 12 Visit	Safety Follow- Up Visit
Vital Signs, weight	X	X		X	X	X
Physical exam	X				X	X
Hematology	X			X	X	X	X5
Biochemistry	X	X2		X	X	X	X5
Thyroid Stimulating Hormone	X			X3	X	X
Hemoglobin A1c	X1		X1	X1	X1	X1	X1,5
Antinuclear Antibody	X
Urinalysis	X				X	X
ECG	X					X
Serum Pregnancy Test	X	X		X4	X	X
Adverse Events		X	X	X	X	X	X
Concomitant Medications	X	X	X	X	X	X

1

Patients with diabetes only.

2

Liver function tests and CK will be tested at the Baseline visit.

3

TSH will be tested at the Week 2, 4, 8, and 12 visits.

4

A serum pregnancy test will be performed at Baseline and at weeks 4, 8, and 12.

5

Tests will be performed as required.

Vital Signs

At each study visit, the patient’s heart rate, seated blood pressure, respiratory rate, and oral temperature will be measured. Height and weight will be measured at the Screening visit and weight will be measured at all subsequent study visits.

Physical Exam and ECG

A physical exam will be performed at the Screening visit and at the Weeks 4 and 12 visits. Additional tests may be performed at the Baseline visit at the discretion of the Investigator, if necessary. An electrocardiogram (12-lead ECG) will be performed at the Screening visit for review by the Investigator to help establish the patient’s eligibility for this study, and repeated at Week 12.

Hematology, Biochemistry and Urinalysis

Blood samples will be analyzed by a central laboratory for the hematology and serum chemistry listed below. Urinalysis, as indicated below, will also be performed at the central lab facility and will be performed at Screening and at Week 12.

The following panels of hematology and biochemistry tests will be performed at all visits except the Baseline visit:

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Hematology:

•

White blood cell (WBC) count, including differential

•

Platelet count (PLT)

•

Hemoglobin (Hgb)

•

Hematocrit (Hct)

•

Red blood cell (RBC) count

•

Prothrombin time/INR

•

HbA1c for patients with diabetes

Serum Chemistry:

• Alanine Aminotransferase (ALT)	• Glucose
• Aspartate Aminotransferase (AST)	• Sodium
• γ-Glutamyl Transpeptidase (γ-GT)	• Potassium
• Alkaline Phosphatase	• Calcium
• Blood Urea Nitrogen (BUN)	• Chloride
• Total protein	• Phosphate
• Creatinine	• Uric Acid
• Bilirubin (direct and indirect)	• Albumin
• Creatine kinase (CK)	• Bicarbonate (CO2 content)
• Lactate dehydrogenase	• α-fetoprotein (screening only)
• Triglycerides	• Cholesterol
• Lipase	• Amylase
• Creatine kinase isoenzymes (only if CK is above ULN) (CK-MM, CK-MB, CK-BB)	• Serum lactate

Urinalysis:

• Specific gravity	• Nitrites
• Microscopy (where indicated)	• Glucose
• Protein	• Blood
• Bilirubin	• pH
• Urobilinogen	• Ketone

Full hematology and biochemistry will be performed at each study visit except at Baseline and at Days 1, 2, and 3. Only liver function tests and CK levels (CK and possibly CK isoenzymes, if CK is above ULN) will be run at the Baseline visit. Liver function tests will include serum ALT, AST, g-GT, and alkaline phosphatase levels. On each occasion it is estimated that 15-20 mL of blood will be needed for the full hematology and biochemistry analyses; the liver function and CK tests performed at Baseline will require approximately 5 mL of blood.

CK levels will be tested at every visit except at Days 1, 2, or 3 and if this level is found to be 100 units above normal range (179 U/L for females and 197 U/L for males), then CK isoenzymes may also be assessed.  Patients entering the study with CK levels above the upper limit of normal will have CK isoenzymes tested at the Baseline visit.

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Thyroid Stimulating Hormone Levels

TSH will be measured at the Screening visit and at subsequent study visits at Weeks 2, 4, 8, and 12. Development of TSH abnormalities, with and without clinical manifestations, are associated with interferon therapies, therefore TSH levels will be monitored on an ongoing basis throughout the study.

Serum Pregnancy Test

A serum pregnancy test must be performed for all fecund female patients at the Screening visit, the Baseline visit, and at all monthly interim visits (Weeks 4, 8, and 12), as well as at 4, 12, and 24 weeks following treatment completion. Female patients must have a negative serum pregnancy test prior to study entry.

Serum pregnancy testing should also be conducted at any interim visit for any female who is suspected of being pregnant. Any female who becomes pregnant should be withdrawn from the study and followed to term. The Sponsor must be notified of any pregnancy that occurs in a female patient or in the female partner of a male patient, either while on therapy or during the 6 month period following treatment.

Additional Tests Performed at Screening Visit

A urine drug screen will be performed at the Screening visit and tested for amphetamines, barbiturates, benzodiazepines, methadone, cocaine, and opiates.

Additional blood tests required at the Screening visit are a hemoglobin A1c (HbA1c) assay (for diabetic patients only), an antinuclear antibody test (ANA) and a hepatitis A test.

The HCV genotype will be assayed when the viral load is tested; both tests will be performed on the same sample.

If the patient does not have tests results (performed in the past 3 months) for HIV or HBV, these tests will also be performed and blood samples will be taken for the necessary testing.

Adverse Events

Definition of Adverse Event

An adverse event (AE) is any unfavourable and unintended sign (including a clinically significant abnormal laboratory finding, for example), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product.

Patients will be asked to report any adverse events at the scheduled study visits and include the date of onset, a description of the adverse event, the level of severity of the

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event, and the date of resolution of the event. They will also report any concomitant medications taken as a result of the adverse event.

At each visit, the study site personnel will question the patient about adverse events using an open question taking care not to influence the patient’s answers, e.g., "Have you had any problems since your last visit?” Any AEs that occurred or concomitant medications taken by the patient since the previous visit will be recorded in the source documents and the CRF.

Any adverse event, whether or not it is related to the test products, will be reported on the CRF along with the date of onset, the severity, the relationship to the test product and the outcome. Under certain circumstances, additional information may be requested.

When an adverse event persists at the end of the study, the Investigator will ensure a follow-up of the patient until the Investigator/Sponsor agree that the event is satisfactorily resolved or that no further follow-up is required.

Expected Side Effects

Celgosivir

The most common adverse events, which may be associated with celgosivir, are primarily related to the gastrointestinal system. These include diarrhea, flatulence, nausea, abdominal cramps, and also headache and insomnia. Avoidance of starchy foods during the study period has been found to diminish or improve the gastrointestinal symptoms associated with the study medication. Adverse events tend to be mild to moderate and they tend to abate during treatment continuation. Rarely do these events cause treatment withdrawal.

Studies conducted in HIV patients treated with up to 400 mg celgosivir, daily, found increased ALT and AST levels that were dose-related. These events were mostly mild to moderate and none were more than 10 times the upper limit of normal.

The Sponsor is currently conducting a monotherapy study (HCV-04-001) with celgosivir in patients with chronic HCV infection. HCV treatment-naïve or interferon intolerant patients are randomized to treatment with 200 mg OD, 200 mg BID, or 400 mg OD celgosivir for 12 weeks. An informal interim review of laboratory data from 40 patients in this study showed an increased frequency of patients with elevated serum CK values. Twenty-three patients (58%) had a mild to moderate increase in CK serum levels (peak level ranges from 227 to 882 IU/L) during the study. Two patients had grade 3 serum CK levels (peak levels 1,131 and 1,510 IU/L) following 4 weeks of celgosivir treatment. In all cases, CK elevation was restricted to the skeletal muscle isoenzyme. Most patients with increased CK levels were asymptomatic for muscle-related adverse events. Of the 18 patients who have completed the study and have had adverse event data analysed, 1 (6%) complained of mild muscle weakness. Of the 40 patients that were a part of the interim analysis, 28 (50%) had elevations of both AST and CK, while 11 patients (28%) had an elevated ALT that accompanied the CK increase. Treatment dose adjustments were required in 2 patients (5%) with elevated CK levels and early treatment termination

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related to an adverse event occurred in 5 patients (13%). Upon treatment cessation, serum CK levels recovered to pre-study levels within weeks and symptoms resolved without treatment in all patients.

If the Investigator believes that a reduction in dose of celgosivir would be appropriate in order to lessen an adverse event that the patient is experiencing, the Investigator should contact the Sponsor and Medical Monitor and receive authorization to reduce the patient’s dose (see Section 0 ). This may be permitted in cases such as those AEs mentioned above, when the Investigator believes the AE is related to study drug, and when a reduction in the dose of celgosivir would facilitate the patient remaining in the study. The AE related to the dose reduction should be recorded in the source documents and the CRF, and the action with study drug should be noted as “dose reduction”.

Peginterferon alfa-2b

Interferon is known to cause a broad variety of adverse reactions, some of which can be serious. The most commonly reported adverse reactions are psychiatric reactions, including depression, irritability, anxiety, and flu-like symptoms such as fatigue, pyrexia, myalgia, headache, and rigors. A complete listing of possible serious conditions that may develop during treatment with peginterferon alfa-2b is presented in Appendix A (PEGETRON® Product Monograph). The Investigator should become familiar with these conditions and closely monitor the health and behavioural aspects of the patients receiving interferon treatment (see Section 0 to Section 0).

If the Investigator believes that a reduction in dose of peginterferon alfa-2b would be appropriate in order to lessen an adverse event that the patient is experiencing, the Investigator should contact the Sponsor and the Medical Monitor and receive authorization to reduce the patient’s dose. This may be permitted in cases such as those AEs mentioned above, when the Investigator believes the AE is related to study drug, and when this action would facilitate the patient remaining in the study. The AE related to the dose reduction should be recorded in the source documents and the CRF, and the action with study drug should be noted as “dose reduction”.

In some cases where the Investigator deems it appropriate, concomitant medications may be prescribed to lessen or alleviate the side effects of peginterferon alfa-2b (see Sections 0 to 0). These medications should be recorded in the CRF.

Ribavirin

Ribavirin may cause birth defects and/or death of the exposed fetus. Extreme care must be taken to avoid pregnancy in female patients and in female partners of male patients. Ribavirin therapy should not be started until a report of a negative pregnancy test has been obtained immediately prior to planned initiation of therapy. Patients should be instructed to use at least two forms of effective contraception during treatment and during the six month period after treatment has been stopped based on multiple dose half-life of ribavirin of 12 days. Pregnancy testing should occur monthly during ribavirin therapy and for six months after therapy has stopped.

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The primary toxicity of ribavirin is hemolytic anemia, which was observed in approximately 10% of ribavirin/interferon-treated patients in clinical trials. The anemia associated with ribavirin occurs within 1 - 2 weeks of initiation of therapy. Because the initial drop in hemoglobin may be significant, it is advised that hemoglobin or hematocrit be obtained pre-treatment and at week 2 and week 4 of therapy, or more frequently if clinically indicated.

Fatal and nonfatal myocardial infarctions have been reported in patients with anemia caused by ribavirin. Patients should be assessed for underlying cardiac disease before initiation of ribavirin therapy. Patients with pre-existing cardiac disease should have electrocardiograms administered before treatment, and should be appropriately monitored during therapy. If there is any deterioration of cardiovascular status, therapy should be suspended or discontinued. Because cardiac disease may be worsened by drug induced anemia, patients with a history of significant or unstable cardiac disease should not use ribavirin.

A complete listing of possible serious conditions that may develop during treatment with ribavirin is presented in Appendix A (PEGETRON® Product Monograph).

Severity and Relationship of Adverse Event to Study Drug

Adverse events will be graded according to the WHO Toxicity Grading Scale found in Appendix B. For abnormalities not listed in the WHO toxicity tables, the following scale will be used to estimate the severity:

Grade 1 – Mild, transient or mild discomfort; no medical intervention/therapy required.

Grade 2 – Moderate, mild to moderate limitation in activity – some assistance may be needed; none or minimal medical intervention/therapy required.

Grade 3 – Severe, marked limitation in activity, some assistance usually required; medical intervention/therapy required, hospitalizations possible.

Grade 4 – Life-threatening, extreme limitation in activity, significant assistance required; significant medical intervention/therapy required, hospitalization or hospice care probable

The relationship of an adverse event to study drug is to be assessed according to the following definitions:

•

Not related – no temporal association or the cause of the event has been identified, or the drug cannot be implicated based upon available information.

•

Possibly related – temporal association, but other etiologies are likely to be the cause. However, involvement of the drug cannot be excluded, based upon available information.

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•

Definitely Related – established temporal or other association (e.g., re-challenge) and event is not reasonably explained by the patient’s known clinical state or any other factor, based on available information.

Management of Adverse Events

Patients having adverse events will be monitored with relevant clinical assessments and laboratory tests, as determined by the Investigator. The Investigator is expected to report ongoing adverse events at completion of the clinical study to the primary care physician who will determine the need for and provide standard medical care. Any actions taken and follow-up results must be recorded either on the appropriate page of the CRF or in a follow-up letter to the Sponsor, as well as in the patient's source documentation. Follow-up laboratory results should be filed with the patient's source documentation.

For all adverse events that require the patient to be discontinued from the study, relevant clinical assessments and laboratory tests will be repeated at least on a monthly basis until final resolution or stabilization of the event(s). These visits should be entered in the CRF as Unscheduled visits.

Adverse events can be managed by dose reduction of one or two or all study medications.  In the case of life-threatening adverse events as described in Section 0 both peginterferon alfa-2b plus ribavirin must be discontinued permanently.

Guidelines for Dose Reduction

The Investigator may reduce the dose of celgosivir, ribavirin, or peginterferon alfa-2b if it becomes evident that the patient is unable to tolerate the full prescribed dose. The Investigator should notify the Medical Monitor and Sponsor for any dose reduction and this should be duly noted in the source documents and in the CRF. An AE should be recorded, the action with study drug should be noted as “dose reduction” and the new dose level recorded.

Patients with adverse reactions attributed to celgosivir which cannot be managed by permitted concomitant medications (e.g., Imodium®) may benefit from a dosage reduction. A dose reduction to 200 mg OD is recommended. Patients may also have their dose of celgosivir interrupted until the adverse reaction subsides sufficiently prior to resumption of dosing. A return to dosing with celgosivir may be implemented at a reduced dose level and if this dose is tolerated, then a return to the original dose level may be made. Should the dose adjustment described above fail to control the adverse reaction(s) attributed to celgosivir, celgosivir administration should be discontinued.

Reduced doses of peginterferon alfa-2b will be achieved by decreasing the injection volume of the peginterferon alfa-2b and the number of capsules of ribavirin may be reduced as referenced in Table 4 and Table 5 below. While at a reduced dose level, the patient should return to the study clinic for an Unscheduled visit and assessment at a minimum of every two weeks until the Adverse Event resolves or the patient is stable. If the Adverse Event persists but does not fall into the range for permanent discontinuation,

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the reduced dose of peginterferon alfa-2b and/or ribavirin (whichever has been reduced) may be continued. At the discretion of the Investigator, the dose of peginterferon alfa-2b and/or ribavirin may be increased to full dose, directly or in steps as indicated in Table 4 and Table 5, when the Adverse Event subsides. If the Adverse Event recurs, the patient should be maintained at the previously tolerated reduced dose or, at the discretion of the Investigator, discontinue treatment.

Table 4:

Dose Reduction for Ribavirin

Screen Weight[a] (kg)	Screen Weight (lbs)	Full Daily Dose	First Dose Reduction	First Reduced # of Capsules	Second Dose Reduction	Second Reduced # of Capsules
40-65	88-143	800 mg/day	600 mg/day	1 in AM, & 2 in PM	400 mg/day	1 in AM & 1 in PM
65-85	144-187	1,000 mg/day	800 mg/day	2 in AM, & 2 in PM	600 mg/day	1 in AM & 2 in PM
85-125	188-276	1,200 mg/day	1000 mg/day	2 in AM, & 3 in PM	800 mg/day	2 in AM & 2 in PM

a  Use standard rounding procedures, e.g. for 0.1-0.4 kg round down, and for 0.5-0.9 kg, round up.

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Table 5:

Two-Step Dose Reduction for Peginterferon alfa-2b Redipens™/Vials

	Reduction to 1.0 μg/kg Dose		Reduction to 0.5 μg/kg Dose
Screen Weight (kg)	Redipen™/Vial Strength	Administer Once Weekly	Redipen™/Vial Strength	Administer Once Weekly
36-45	50 μg	0.4 mL	50 μg*	0.2 mL*
46-56	50 μg	0.5 mL	50 μg*	0.25 mL*
57-72	80 μg	0.4 mL	50 μg	0.3 mL
73-88	80 μg	0.5 mL	50 μg	0.4 mL
89-106	100 μg	0.5 mL	50 μg	0.5 mL
107-125	120 μg	0.5 mL	80 μg	0.4 mL

* Vial must be used for this dose level, minimum delivery for Redipen™ is 0.3 mL

Management of Selected Hematologic and Biochemical Parameters

Based on the side effect profiles of celgosivir, peginterferon alfa-2b, and ribavirin, there are selected hematologic and biochemical parameters (listed in Table 6 ) that have specific requirements for dose reduction or permanent discontinuation of therapy. On occasion, neutrophil and/or platelet counts in a sample may be artificially reduced due to adverse shipping conditions to a central laboratory. Therefore, if the Investigator has a reason to doubt the accuracy of a neutrophil or platelet count that is out of range, and there are no related clinical manifestations, abnormal neutrophil and/or platelet values may be retested as soon as possible following receipt of initial results. Dose reductions may be deferred until reconfirmation with this retested value. All other hematologic and biochemical parameters will be managed using the Grades 1-4 guidelines in Appendix B.

Table 6:

Dose Reduction and Discontinuation for Selected Hematologic and Biochemical Parameters

Lab Test	Dose Reduction (see Table 4/5)	Permanent Discontinuation of Peginterferon alfa-2b ,Ribavirin, and Celgosivir
Hemoglobin	Less than 10 g/dL (ribavirin)	Less than 8.5 g/dL
White Blood Count	Less than 1.5 X 109/L (peginterferon alfa-2b)	Less than 1.0 X 109/L
Neutrophil Count	Less than 0.75 X 109/L (peginterferon alfa-2b)	Less than 0.5 X 109/L
Platelet Count	Less than 50 X 109/L (peginterferon alfa-2b)	Less than 25 X 109/L
Bilirubin – Direct	--	2.5 X upper limit of normal
Bilirubin – Indirect	More than 5 mg/dL (more than 85.5 μmol/L (ribavirin)	More than 4 mg/dL (more than 68.4 μmol/L)
Creatinine		More than 2.0 mg/dL (more than 176.8 μmol/L)
ALT/AST		2 X Baseline and more than 10X ULN
Creatine Kinase	Grade 3 toxicity (Celgosivir)	Grade 4 toxicity

If a patient meets the criteria for dose reduction, apply the first dose reduction level. According to the guidelines on Unscheduled Visits described in Section 0, an additional visit and blood sample analysis will be scheduled. If the first dose reduction does not improve the hematologic or biochemical results, a second dose reduction may apply.

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Example:

At Week 8, hemoglobin = 9.7 g/dL - ribavirin needs to be decreased one level.

2 weeks later, hemoglobin = 9.7 g/dL - ribavirin needs to be decreased to the second level.

Treatment with celgosivir has been shown to elevate creatine kinase levels, depending on the dose used. These serum elevations should be graded using the toxicity grading scale in Appendix B. Patients whose CK levels rise to a level of Grade 3 should have their dose of celgosivir reduced. If a patient’s CK level rises to a level of Grade 4 should have their dosing with celgosivir interrupted or discontinued.

Use of Hematopoietic Growth Factors

Erythropoietin may not be used prior to initiating therapy with peginterferon alfa-2b or ribavirin in order to achieve an adequate hemoglobin level for enrolment into the protocol. Similarly, it may not be used once therapy has started in anticipation of a drop in hemoglobin, or after a drop insufficient to warrant a dose reduction (according to the protocol) in order to void that dose reduction (e.g. Hb of 12 g/dL). The rule regarding the threshold hemoglobin level requiring dose reduction must be strictly followed. Erythropoietin may not be used as a substitute for dose reduction and may not be used prophylactically in any way.

Once the threshold for dose reduction has been reached (e.g. Hb less than 10 g/dL), the dose of peginterferon alfa-2b and/or ribavirin should be reduced according to the protocol. Concurrently, erythropoietin may be started and used as clinically appropriate per the Investigator.

Management of Depression During the Study

Patients who develop mild depression may continue their study medication and should be monitored weekly (by visit or by phone) for 4 to 8 weeks. If the patient’s status is stable, the patient may resume the normal visit schedule with instructions to call the Investigator immediately if the patient feels that the depression has worsened. If the patient’s condition worsens, see instructions for moderate and/or severe depression below.

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Table 7:

Guidelines for Modification or Discontinuation of Peginterferon alfa-2b/ Ribavirin and for Scheduling Patients with Depression

Depression Severity[1]	Initial Management (4-8 Weeks)			Depression
	Dose Modification	Visit Schedule	Remains Stable	Improves	Worsens
Mild	No change	Evaluate once weekly by visit and/or phone	Continue weekly visit schedule	Resume normal visit schedule	(See moderate or severe depression)
Moderate	Decrease PEG-INTRON® dose by 50%	Evaluate once weekly (office visit at least every other week)	Consider psychiatric consultation. Continue reduced dosing	If symptoms improve and are stable for 4 weeks, may resume normal visit schedule. Continue reduced dosing or return to normal dose	(See severe depression)
Severe	Discontinue Peginterferon alfa-2b/ribavirin permanently	Obtain immediate psychiatric consultation	Psychiatric therapy as necessary

1

See DSM-IV™ in Appendix C for definitions.

Patients with moderate depression should have their dose of peginterferon alfa-2b reduced according to Table 5. Patients are to be monitored weekly (by visit or phone, at least two visits should be in the office) for 4 to 8 weeks (depending on the patient’s status) to assure that their status is stable. These patients may remain on reduced peginterferon alfa-2b dosing if the condition is considered stable and does not interfere with the patient’s normal activities. Other clinical management intervention may be instituted as necessary.  Patients will be instructed to call the Investigator immediately if they feel their depression has worsened. If the patient’s symptoms do not improve but are stable for 4 weeks, the Investigator should consider psychiatric consultation. If the patient’s condition worsens, the patient should immediately discontinue both drugs and the Investigator should make a priority assessment of the severity of the patient’s condition. Appropriate psychotherapeutic measures should be instituted and the patient should be followed weekly or biweekly (depending on the Investigator’s clinical judgment) by visit or by phone until the patient’s status has returned to baseline conditions. All patients who develop mild to moderate depression during the study must have a management plan (see Section 0).

A patient with severe depression according to the criteria outlined by the Diagnostic and Statistical Manual of Mental Disorders (DSM-IV™, Appendix C) or with suicidal ideation/attempt will discontinue all study medications permanently and will obtain psychiatric consultation immediately by referral to a psychiatrist by the Investigator, until depressive symptoms have moderated and improved to baseline conditions. The patient should not resume therapy and should be followed until resolution of the symptoms. Patients who discontinue treatment should be monitored as described in Section 0.

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Depression Management Plan

The Investigator must formulate a management plan (which will become part of the medical record) for each patient who enters the study with a history of mild depression or who develops mild to moderate depression at any time during the study. The management plan may be developed in collaboration with a healthcare professional specialized in Psychiatry, but it will also indicate that the Investigator will review the patient's emotional status at every visit. (Section 0). For these patients, the Investigator will review the patient’s affective status at every visit.

Serious Adverse Drug Experience

A serious adverse event (SAE) is defined as any medical occurrence or effect that at any dose results in any of the following outcomes:

•

death;

•

a life-threatening adverse event, (the term "life-threatening" in the definition of "serious" refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it were more severe);

•

inpatient hospitalization or prolongation of existing hospitalization;

•

a persistent or significant disability/incapacity; or

•

a congenital anomaly/birth defect.

Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse event when, based upon appropriate medical judgment, they may jeopardize the patient and may require medical or surgical intervention to prevent one of the outcomes listed above. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias, or convulsions that do not result in inpatient hospitalization, the development of drug dependency, or drug abuse.

In addition, laboratory value changes may require reporting unless otherwise specified in Section 0 of the protocol. Grade IV laboratory abnormalities that are not accompanied by clinical manifestations will not be considered SAEs. Out of normal range liver function tests are not unexpected in subjects with chronic hepatitis C virus infection and may not be considered important medical events, unless there is significant elevation from baseline or evidence of hepatic failure.

The Investigator or designee must report any SAE occurring in a patient receiving study medication to the Sponsor within 24 hours, even if the SAE does not appear to be drug-related. This should be done by telephone and by sending a faxed copy of the Serious Adverse Event form plus other supporting documentation, as required.

All additional follow-up evaluations must also be reported as soon as possible. All SAEs will be followed until the Sponsor agrees that the event is satisfactorily resolved or that no further follow-up is required.

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The Sponsor will be responsible for notifying the relevant authorities of any SAE as outlined in the ICH Guidelines. The Sponsor will also ensure that any other participating Investigators are notified of the SAE. The Investigator is responsible for ensuring that their local REB is notified of the SAE.

Safety Department Contact Details

[****]

[****]

[****]

[****]

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Test Materials

 Administration

Patients will be provided with study drug at scheduled visits and will be instructed to take their dose of celgosivir capsules orally in the evening, and may be taken with the evening dose of ribavirin. On days when the patient has a study visit, the patient should wait until after blood draws are performed to take their study drug, as directed by the Investigator or designee during the study visit.

All patients will receive treatment with peginterferon alfa-2b and will be required to inject themselves once weekly, after they receive training on self-administration of peginterferon alfa-2b by study staff. The dose of peginterferon alfa-2b will be calculated by body weight and will be administered via subcutaneous injection.

Ribavirin tablets should be taken twice daily and the dosage is also based on body weight. Ribavirin should be taken with food and may be taken with the morning and evening meals.

Products Identity

Celgosivir

The drug substance (celgosivir) has the following chemical names:

•

Butanoic acid, (1S,6S,7S,8R,8aR)-1,7,8-trihydroxy-octahydro-indolizin-6-yl ester, hydrochloride

•

6-O-butanoylcastanospermine hydrochloride

•

6-O-butyrylcastanospermine hydrochloride

•

1,2,4,8-tetradeoxy-1,4,8-nitrilo-L-glycero-D-galacto-Octitol, 7-butanoate, hydro-chloride

Celgosivir is a fine white powder and is freely soluble in water, propylene glycol, polyethylene glycol 400, and slightly soluble in glycerin 99%.

Celgosivir drug product is a powder-filled hard gelatin capsule, containing 100 mg celgosivir. The proposed storage conditions for celgosivir drug product are at controlled room temperature (15-30°C). The shelf-life of the capsules is tentatively set for 12 months and will be extended based on long-term stability data.

Peginterferon alfa-2b

Peginterferon alfa-2b powder for injection is a covalent conjugate of recombinant α-2b interferon with monomethoxypolyethylene glycol (PEG). The average molecular weight of the PEG portion of the molecule is 12,000 Daltons. The average molecular weight of the pegylated interferon alfa-2b molecule is approximately 31,000 Daltons. The specific activity of peginterferon alfa-2b is approximately 0.7 x 108 IU/mg protein.

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Peginterferon alfa-2b is a water-soluble protein with a molecular weight of 19,271 Daltons produced by recombinant DNA techniques. It is obtained from the bacterial fermentation of a strain of Escherichia coli bearing a genetically engineered plasmid containing an interferon gene from human leukocytes.

Peginterferon alfa-2b is supplied as a PEGETRON Redipen™ for subcutaneous use.  Each Redipen™ contains peginterferon alfa-2b at strengths of either 50 µg per 0.5 mL (supplied as vials only), 80 µg per 0.5 mL, 120 µg per 0.5 mL, or 150 µg per 0.5 mL.

Ribavirin

Ribavirin is a white, crystalline powder. It is freely soluble in water and slightly soluble in anhydrous alcohol. The empirical formula is C8H12N4O5 and the molecular weight is 244.21 Daltons.

Ribavirin capsules consist of a white powder in a white, opaque, gelatin capsule. Each capsule contains 200 mg ribavirin and the inactive ingredients microcrystalline cellulose, lactose monohydrate, croscarmellose sodium, and magnesium stearate. The capsule shell consists of gelatin, sodium lauryl sulphate, silicon dioxide, and titanium dioxide. The capsule is printed with edible blue pharmaceutical ink which is made of shellac, anhydrous ethyl alcohol, isopropyl alcohol, n-butyl alcohol, propylene glycol, ammonium hydroxide, and FD&C Blue #2 aluminum lake.

Celgosivir Placebo

Celgosivir placebo capsules are powder-filled, hard gelatin capsules similar to the celgosivir capsules, with the active celgosivir component replaced by calcium phosphate dihydrate.

Handling Precautions

Celgosivir

Celgosivir is a new investigational compound that has not demonstrated any unusual hazards when handled in a routine laboratory setting. As with new compounds, care should be exercised to prevent accidental ingestion and/or excessive contact.

Capsules (100 mg) should be stored at room temperature, away from direct sunlight and open flame.

Peginterferon alfa-2b

Peginterferon alfa-2b for this study will be supplied in Redipens™ and should be transported and stored refrigerated at 2° to 8°C (36° to 46°F). Patients will be supplied at the Baseline visit with insulated cooler bags and ice packs in order to keep the Redipens™ refrigerated when transporting them to and from the study site. DO NOT FREEZE.

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Ribavirin

Ribavirin will be supplied as 200 mg Capsules which are white, opaque capsules; the capsules are packaged in a bottle containing 70 capsules or in a blisterpack of up to 6 capsules per card. The bottle of ribavirin capsules should be stored at 25°C (77°F); excursions permitted to 15°-30°C (59°-86°F).

Disposal of Unused Study Drug

Upon completion or termination of the study, all unused product is to be returned to the Sponsor in the original containers. In case of any doubt, the Investigator is encouraged to contact the Sponsor for further guidance.

Method of Treatment Assignment

Patients who meet all inclusion and exclusion criteria will be assigned one of the three treatment groups in a 1:1:1 ratio using a central randomization scheme.

Treatment groups are as follows (in order):

•

Celgosivir 400 mg OD plus peginterferon alfa-2b plus ribavirin (3-way combination)

•

Celgosivir 400 mg OD plus peginterferon alfa-2b (2-way combination)

•

Celgosivir placebo plus peginterferon alfa-2b plus ribavirin (control).

Blinding

This is a randomized, active-controlled, multi-center study. All patients will receive peginterferon alfa-2b. There is currently no ribavirin placebo available for use in this study. Therefore, Investigators, study staff and patients will be blinded to the identity of their celgosivir treatment in 2 of the 3 study groups (control and 3-way combination),  while the 2-way combination will be open-label. Randomization envelopes identified by patient number will be available at each site for emergency unblinding purposes only.

Packaging

[****], the study drug manufacturer, will package the celgosivir capsules into high-density polyethylene bottles for dispensing to patients at study visits.  Each bottle will contain a 7-day supply of capsules. Patients will receive enough celgosivir capsules to last until the Week 4 visit.

At study Baseline, Week 4, and Week 8 visits, the patient will be dispensed a one (1) month supply of celgosivir, peginterferon alfa-2b, and ribavirin, as appropriate, at the assigned dose level.

Peginterferon alfa-2b and ribavirin will be available in a commercially packaged format, and the appropriate dosage will be assigned to the patient based on body weight at Screening.

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Labelling

Each shipping carton containing bottles of celgosivir capsules will be labelled with the following information:

•

Sponsor identification

•

Protocol number

•

Other instructions: Keep out of reach of children, do not store in direct sunlight, and keep away from open flame.

•

Storage instructions: Store at room temperature

•

Caution:  New Drug - Limited by Federal Law to Investigational Use

Each patient kit will contain 13 bottles of celgosivir capsules and will be labelled with the following information:

•

Sponsor identification

•

Protocol number

•

Expiry date

•

Treatment A, OR Treatment B, OR Treatment C

•

Patient ID number:________

•

Dosing Instructions: Take four capsules in the evening, each day.

•

Other instructions: Keep out of reach of children, do not store in direct sunlight, and keep away from open flame

•

Storage instructions: Store at room temperature

•

Caution:  New Drug - Limited by Federal Law to Investigational Use

Each bottle of celgosivir capsules will be labelled with the following information:

•

Sponsor identification

•

Protocol number

•

Expiry date

•

Treatment A, OR Treatment B, OR Treatment C

•

Patient ID number:________

•

Dosing Instructions: Take four capsules in the evening, each day.

•

Other instructions: Keep out of reach of children, do not store in direct sunlight, and keep away from open flame

•

Storage instructions: Store at room temperature

•

Caution:  New Drug - Limited by Federal Law to Investigational Use

The peginterferon alfa-2b and ribavirin will have been labelled by the manufacturer, Schering Plough, and all containers and shipping cartons will be labelled with the required information for these approved pharmaceuticals, plus a label identifying the Sponsor and study protocol number.

Patient Dosing and Use Instructions

Patients will be instructed to take their dose of celgosivir capsules once per day in the evening, and may take celgosivir with their evening ribavirin dose. Celgosivir capsules are to be taken orally. Patients who forget to take their dose of celgosivir should be instructed to take the study drug as soon as possible after they remember the omission

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that day. Patients should not take a double dose to make up for forgetting individual doses. Patients should also be instructed to limit their intake of starchy and sugary foods during the study period as this may diminish or improve any gastrointestinal symptoms associated with the study medication.

Patients scheduled for a study visit that day, should not take the day’s dose of celgosivir, ribavirin, or peginterferon alfa-2b until after blood draws are performed at the study visit and then directed to take their medication by study staff.

Dosing instructions and reminders will be included in the patient diary for easy reference. Patients will be required to return the used containers of all study drugs at the next study visit.

Patients receiving treatment with peginterferon alfa-2b will be required to self-administer the dose via subcutaneous injection once a week following instructions included on the package insert. The dose of peginterferon alfa-2b will be based on body weight and should be calculated according to the manufacturer’s instructions. These doses of peginterferon alfa-2b should be scheduled 7 days apart. Patients who forget to take their dose of peginterferon alfa-2b should do so as soon as they remember, then continue treatment as usual. Patients should not take a double dose to make up for forgetting individual doses.

Dosing for peginterferon alfa-2b is based on the patient’s body weight according to the following table:

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Table 8:

Peginterferon alfa-2b Redipens™/Vials and Ribavirin Dosing

PEGETRON Dosing Recommendation
Patient Weight (kg)	PEGETRON (peginterferon alfa-2b) Powder for Solution		PEGETRON (ribavirin) Capsules
	Vial or REDIPEN Size (µg/0.5 mL)[1]	Volume Used (mL)	Daily Dose (mg)	Number of Capsules (200 mg)
< 40	50	0.5	800 mg	4[a]
40 - < 50	80	0.4	800 mg	4[a]
50 - < 64	80	0.5	800 mg	4[a]
64 - < 75	100	0.5	1,000 mg	5[b]
75 - < 85	120	0.5	1,000 mg	5[b]
≥ 85	150	0.5	1,200 mg	6[c]

a 2 morning, 2 evening

b 2 morning, 3 evening

c 3 morning, 3 evening

1 When reconstituted as instructed

Ribavirin should be taken with food, twice daily. Patient will be instructed by the Investigator (or designee) as to how many capsules of ribavirin to take and when.  Patients should also make efforts to stay well-hydrated during the course of the study while taking ribavirin. Patients who forget to take their dose of ribavirin should be instructed to take the study drug as soon as possible after they remember the omission that day. Patients should not take a double dose to make up for forgetting individual doses.

Treatment Compliance

Patients should not miss ANY visits to the study site for study procedures, or safety assessments. Compliance with celgosivir and ribavirin will be assessed by monitoring the number of capsules returned to the clinic at interim visits. Patients should be reminded at each study visit to return the containers of all study drugs to the clinic at the next visit. Compliance with peginterferon alfa-2b will also be assessed at study visits by monitoring the number of used Redipens™ the patient returns.

Dispensing

At the Baseline visit, randomized patients will be dispensed bottles of celgosivir capsules containing enough capsules to last to the Week 4 visit. Each bottle of celgosivir contains enough capsules to last 7 days at the prescribed dose level for this study. The patient will be instructed to return all bottles of celgosivir at the next study visit and will be dispensed new bottles of study drug capsules.

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Patients will also receive enough peginterferon alfa-2b and ribavirin to last until the Week 4 visit. Drug will then be dispensed again at the Weeks 4 and 8 visits to last until the following study visit.

Accountability

In accordance with federal regulations, the Investigator must agree to keep all clinical supplies in a secure location with restricted access.

Upon receipt of the clinical supplies, the Investigator or designee will conduct a complete inventory of all study drug materials and assume responsibility for storage and dispensing. Dispensation and return of study drug must be appropriately documented. Under no circumstance should any of the clinical supplies sent to the Investigator be used in any unauthorized manner.

Unless instructed to be destroyed at the study site, all used and unused study drug supplies will be appropriately inventoried and returned to the Sponsor at the conclusion of the study.

Prior and Concomitant Therapy

Therapies used within one month prior to the Screening Visit should be recorded on the Previous/Concomitant Therapy Form of the CRF. Prophylactic treatment with anti-depressants, Tylenol, etc., in order to lessen the discomfort of side effects for patients receiving peginterferon alfa-2b therapy will be permitted. Patients taking concomitant anti-depressants will be permitted as long as they have been taking the drug at a stable dosage for at least 2 months. These treatments should be recorded as concomitant medications.

Prophylactic treatment with erythropoietin, G-CSF, and GM-CSF prior to study enrolment in order to meet Inclusion and Exclusion criteria is not permitted.

Per the physician’s discretion, therapeutic use of erythropoietin, G-CSF, and GM-CSF is permitted during the study.

Patients will be provided with a patient diary and instructed to record any concomitant medications taken during the study (start and stop date, medication, indication, and dose) or a change to the dose of concomitant medication. Information on concomitant therapy should be recorded in the source documents and on the Previous/Concomitant Therapy Form of the CRF. Any therapy used by the patient either at or following the Screening visit through study completion will be considered concomitant therapy; e.g., aspirin, Tylenol, birth control pills, vitamins, etc. Every attempt should be made to keep concomitant therapy dosing constant during the study. Any change to concomitant therapy should be noted on the Previous/Concomitant Therapy page in the CRF.

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An adverse event should be recorded for any patient starting a concomitant therapy (except therapies used as prophylaxis) to treat any health condition/event not identified in the patient’s medical history or any condition that worsens during therapy.

  Acceptable Methods of Birth Control

While abstinence from sexual activity is the only certain method to prevent pregnancy, female patients of childbearing potential who are or who anticipate the possibility of becoming sexually active with a male partner must use a combination of the following 2 methods :

1)

contraceptive pill or IUD or depot hormonal preparation (ring, injection, implant) and

2)

a barrier method of contraception such as diaphragm, sponge with spermicide, condom, or a method of birth control considered acceptable by the study physician.

Sexually active male patients must practice an acceptable method of contraception such as:

1)

previous vasectomy,

2)

use of a condom plus spermicide, plus relationship with a female partner who practices an acceptable method of contraception (see above).

Contraceptive measures will be reviewed with patients at each visit. Dual methods of contraception must be used for 6 months after treatment discontinuation.

  Cautionary Concomitant Therapy

Concomitant medications that may induce myopathy may be permitted but should be closely monitored by the Investigator during the study and must be recorded on the Concomitant Medications page of the CRF. Such medications may include, but are not limited to:

•

Pentazocine, meridipine

•

Cimetidine, D-penicillamine, procainamide

•

Zidovudine, chloroquine, clofibrate, cochicine, glucocorticoids, emetine, acid aminocaproic, labetalol, perbrhexilene, propanolol, vincristine, niacin, cyclosporin

•

Amphotericin B, clofibrate, gemfibrozil, lovastatin, acid aminocaproic, phencyclidine, fenfluramine

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Excluded Concomitant Therapy

No other experimental therapy other than the test materials will be permitted during this study. No antiviral or antifibrotic chemotherapy is allowed during the study. In addition, patients are not permitted to take alternative medicines such as herbal supplements of any kind during this study, including milk thistle (silymarin). Vitamins are permitted. Use of an illegal drug or narcotic of any kind during this study is not permitted. Chronic use of systemic corticosteroids is not permitted prior to, or during this study.

Patients are prohibited from taking immunomodulatory agents or amantidine, rimantidine, maximine or any drug that is considered to possibly have anti-HCV activity.

Monitoring

Clinical Monitoring/Auditing

Representatives of the Sponsor, following GCP guidelines, will closely monitor the conduct of the study. In addition, inspections or on-site audits may be carried out by Health Canada or by the Sponsor’s Quality Assurance Department. The Investigator will allow the Sponsor’s and CRO’s representatives and any regulatory agency to examine all study records, CRFs, corresponding patient medical records, clinical drug dispensing records, drug storage area, and any other documents considered source documentation. The Investigator also agrees to assist the representative, if required.

Statistical Methods Planned

Objectives and Endpoints

All statistical tests performed will be two-tailed with significance determined by reference to the 5% level, unless otherwise stated.

A detailed statistical plan will be produced prior to completion and analysis of the study; any deviations from the analysis described in the protocol will be included in the plan and documented in the final report.

Objectives

This is a proof-of-concept study to explore the efficacy and safety of celgosivir in combination with peginterferon alfa-2b, with or without ribavirin, in the treatment of patients with chronic HCV infection. No confirmatory hypothesis is proposed. Descriptive statistics will be used to describe the effect of celgosivir in combination with peginterferon alfa-2b with and without ribavirin to establish the appropriate parameters for future studies.

This study is to evaluate the efficacy of celgosivir at one dose level in combination with peginterferon alfa-2b, with and without ribavirin, with respect to the percentage of

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patients showing Early Viral Response (EVR) at Week 12. The log10 reduction in viral load from Baseline to Week 1, 2, 4, 8, and 12 will be assessed.

The proportion of patients experiencing adverse events in each arm of the study will be presented by frequency, relationship to study drug, and by severity. Shift tables for hematology, chemistry, and urinalysis will be presented using the Screening or Baseline visit test results as the starting levels.

Study Design

This is a randomized, active-controlled, multi-center study conducted in up to 10 Canadian sites.

Null and Alternative Hypotheses

The null hypothesis is that there is no difference in effectiveness between the celgosivir plus peginterferon alfa-2b plus ribavirin arm and the control arm (celgosivir placebo plus peginterferon alfa-2b plus ribavirin) as measured by the change from Baseline to Week 12 in log10 HCV viral load. The alternate hypothesis is that a significant difference exists between the celgosivir plus peginterferon alfa-2b plus ribavirin arm and the control arm (celgosivir placebo plus peginterferon alfa-2b plus ribavirin).

Similarly, for the 3-way combination arm, the null hypothesis is that there is no difference in effectiveness between the celgosivir plus peginterferon alfa-2b arm and the control arm (celgosivir placebo plus peginterferon alfa-2b plus ribavirin) as measured by the change from Baseline to Week 12 in log10 HCV viral load. The alternate hypothesis is that a significant difference exists between the celgosivir plus peginterferon alfa-2b and the control arm (celgosivir placebo plus peginterferon alfa-2b plus ribavirin).

Sample Size Estimation

A sample size calculation was not performed for this proof-of-concept study. It is felt that 60 patients will provide a reasonable indication of early viral response and indicate adverse events that are of special concern.

Interim Analysis

An interim analysis of the efficacy data may be performed when up to 30 patients have completed 12 weeks of treatment (up to 10 patients in each of the three treatment groups).  Early viral response in these patients may be analyzed according to the primary efficacy variables outlined in this section. The interim analysis of the efficacy endpoints may be performed by a secondary biostatistician while the primary biostatistician for the study remains blinded. In the event that an interim analysis is performed on the primary efficacy variable, the change from baseline in viral load, then an O’Brien-Fleming bound will be utilized to protect the overall Type I error at 0.05.

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Randomization

Patients will be randomized centrally in this study. Patients providing written informed consent and having met all inclusion and exclusion criteria will be assigned to one of three treatment groups in a 1:1:1 ratio according to a central randomization scheme:

•

Celgosivir 400 mg OD plus peginterferon alfa-2b plus ribavirin (3-way combination)

•

Celgosivir 400 mg OD plus peginterferon alfa-2b (2-way combination)

•

Celgosivir placebo plus peginterferon alfa-2b plus ribavirin (control)

Study staff will then be provided with information necessary to assign the patient to a specific treatment arm (A, B, or C) and will be able to dispense study drugs to the patient from a supply kept at the study site.

Data Transformations and Handling Missing Data

No data transformations or imputations of missing values will be undertaken.

Strategy for Statistical Analysis

Comparison of Treatment Groups at Baseline

Hepatitis C viral loads (expressed as log10), ALT, AST, and γ-GT will be compared between treatment groups at baseline via one-way ANOVA followed by Fisher’s Least Significant Difference (LSD) to detect any apparent differences among treatment groups.

Evaluation of Efficacy

Primary Efficacy Variables

In this proof-of-concept study, early viral response to therapy will be investigated using multiple techniques. The change from Baseline in log10 viral load at each time point will be analyzed by one-way ANOVA followed by Fisher’s Least Significant Difference (LSD) to detect any apparent differences among treatment groups. The proportion of patients with at least a 2 log10 reduction at Week 12 will be analyzed using Fisher’s exact test. Pairwise comparisons among treatments may be made using the same technique.

Evaluation of Safety

During the study, adverse events (AE) will be recorded. Adverse events will be coded and tabulated separately by body system and preferred term in decreasing frequency relative to the frequency noted in the control arm. Within each adverse event category and treatment group, the number and percentage of patients with adverse events will be presented by incidence. For each preferred term, maximum reported severity and relationship to study drug will be summarized.

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Populations Analyzed

The following populations will be analyzed:

Safety Population

This population consists of all patients who were enrolled, and who had at least one dose of study drug. All safety analyses will be performed on this population.

Intent-to-Treat (ITT) Population

This population consists of all patients who were enrolled and who had at least one dose of study drug. All available data from each patient will be included in the efficacy analyses.

Per-Protocol Population

This population consists of all patients who were randomized, who had at least one dose of study drug and who did not have any major protocol deviations or retraction of consent. Major deviations from the protocol may include but are not limited to:

1.

Interim visits occurring outside a ± 3-day window around the planned interim visit date (as measured from the Baseline Visit).

2.

Final visit occurring outside a ± 7-day window around the planned Week 12 final assessment visit.

3.

Patients enrolled who did not meet the inclusion/exclusion criteria.

4.

Patients who were not compliant with study drug administration (< 80% of prescribed study drug dose).

5.

Patients receiving concomitant therapies likely to interfere with the results of the study.

6.

Patients who failed to complete the study for any reason.

The decision on whether to exclude patients for certain protocol deviations will be made by the Sponsor prior to database lock.

Multi-center Considerations

It is anticipated that each center will have the same capacity to enrol patients. As such, patients should be enrolled concurrently in time and in numbers, which are comparable across centres. Study centres will not be considered a factor in the statistical analyses.

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ETHICS AND GENERAL STUDY CONDUCT CONSIDERATIONS

Changes in Study Conduct/Statistical Analyses/Amendments

No change in the conduct of the study should be instituted without written approval from the Sponsor and the REB.

Research Ethics Board (REB)

This study, all appropriate amendments, all advertising, and written materials given to the patients will be reviewed and approved by a Research Ethics Board at each study site. The REB will also be supplied with an Investigator's Brochure, available safety information, and information regarding the financial arrangements, if requested.

A written copy of the approval by the REB for each site detailing the study number, along with a list detailing the composition of the committee (local regulations permitting) must be received by the Sponsor prior to enrolling patients into the study.

Ethical Conduct of the Study

This study will be conducted in accordance with Health Canada regulations and ICH guidelines on current GCP and Good Laboratory Practices, and the Declaration of Helsinki.

Patient Information and Consent

All patients in this study are to be completely informed, in accordance with GCPs, concerning the pertinent details and purpose of the study. A written consent form, approved by a REB, is to be supplied by the Investigator and will be understood and signed by each patient prior to dispensing test materials. The Investigator is responsible for maintaining each patient’s consent form in the study file and providing each patient with a copy of the signed form(s).

The Investigator or a designated member of the hospital staff will explain the nature of the study, and the risks involved, to each patient prior to his/her inclusion in the study. The patient will also be informed that he/she may withdraw at any time from the study without any loss with regard to his/her usual medical care.

Protocol Adherence

The Investigator must read the protocol thoroughly and must follow the instructions exactly. Any change should be agreed upon by prior discussion between the Sponsor and the Investigator, with appropriate written protocol amendments made prior to implementation of the agreed-upon changes. Any amendment containing major modifications (particularly if it may involve an increased risk to the patients) will be approved by the REB before it may be implemented.

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Contractual Requirements

A contractual agreement will be signed between the Sponsor and the Investigator. This document will contain complementary information, i.e., financial agreement, confidentiality, study schedule, third-party responsibility, and publication of study results. The contract will also require that patient data be entered into the CRF in a timely manner. Sites will be paid for procedures performed and data entered into the CRF once it is source verified by the Monitor.

Record Keeping

Data Collection

The Investigator must maintain detailed records on all study patients. Data for this study will be recorded in the patient's chart and entered into CRFs provided by the Sponsor. Applicable data from the patient's chart should be recorded in the CRFs completely, promptly, and taking time to correct any mistakes as prompted by the CRF system. Copies of CRFs will remain at the clinical site at the conclusion of the study.

Completed CRFs should be ready for review by the Sponsor’s Monitor, within one (1) week of each study visit for a given patient.

Data Corrections

 Corrections of data entered on original CRFs must be made in the following manner:

•

The incorrect entry will be crossed-out with a single line.  The correct data should then be entered next to the entry crossed-out.  Each correction, change, or addition of new data must be initialled and dated by the individual making the correction/alteration.

•

The Sponsor’s Monitor will review the CRFs, evaluate them for completeness and accuracy, and ensure that all appropriate corrections are made.

•

Any changes made to the CRF after collection by the Sponsor’s Monitor will be made by the Investigator/designee on Data Clarification Forms (DCFs).

Source Documentation

Investigators must keep accurate separate records (other than the CRF) of all patients’ visits, which include all pertinent study-related information including the original signed/dated informed consent forms, and drug accountability records. As a minimum, a statement should be made indicating that the patients have been enrolled in Protocol # HCV-05-002 and that they signed an informed consent form. Any and all adverse events must be thoroughly documented. Results of any diagnostic tests (except the full complement of HCV RNA assay results) conducted during the study should also be included in the source documentation. Telephone conversations with the patients and/or the Sponsor concerning the study must also be recorded.

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Patient Diary

Patients will be provided with a patient diary at the Baseline visit and instructed on its use during the study. The patient diary will also contain reminders on study conduct, study drug use, and a record of the patient’s study visit appointments. The Investigator or designee will also record the patient’s morning and evening dose of ribavirin in the diary, as well as the day of the week that the patient should take their weekly dose of peginterferon alfa-2b.

The patient will record the following information in the diary:

•

Date, time and number of capsules of celgosivir taken by the patient.

•

Date and time of peginterferon alfa-2b dose administered.

•

Date, time and number of ribavirin capsules of study drug taken by the patient.

•

Occurrence of any adverse events, noting the date the event began, the date it stopped, a description of the event, and the level of severity of the event (mild, moderate, or severe).

•

Any concomitant medications taken by the patient, noting the name of the medication, the dose, the date it was taken and the reason for taking it (e.g., was it related to an adverse event).

•

Any change in the dose of concomitant medications will also be recorded in the patient diary.

•

Dates of all scheduled study visits.

•

Contact information for the Investigator and clinic staff.

•

Reminders of restricted therapies during the study.

•

Reminders on study conduct.

Having the patient record the study drug dosing information is meant as a safety and compliance tool and not as a means of data collection. This information will not be recorded verbatim in the CRF but will be reviewed with the patient by the study staff at each interim visit.

Any AEs and concomitant medications recorded in the patient diary will be discussed with the patient by the Investigator and entered in the CRF. The Investigator will determine the level of severity of the AE and will determine if there is a relationship to study drug.

Archives

All pertinent data, correspondence, original, or amended protocol, all reports, and all other material relating to the study will be maintained securely in the Sponsor’s and Investigator’s archives for a period of at least 25 years.

If the Investigator retires, relocates, or for other reasons withdraws from the responsibility of keeping the study records, custody must be transferred to a person who will accept the responsibility. The Sponsor must be notified in writing of the name and address of the new custodian.

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INVESTIGATOR AGREEMENT

I have read the protocol entitled “A Phase II, Randomized, Active-controlled, Multi-center Study to Evaluate the Safety and Efficacy of Celgosivir in Combination with Peginterferon alfa-2b, with and without Ribavirin, for 12 Weeks in Patients with Chronic Hepatitis C Infection (Genotype 1) Who Failed to Respond to Pegylated α Interferon-based Therapy.”

I agree that Protocol # HCV-05-002 contains all of the information necessary to conduct the study. I agree to conduct the study as described herein.

_____________________________________________

_____________

Qualified Investigator Signature

Date

_____________________________________________

_____________

Sponsor’s Representative Signature

Date

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APPENDIX A: PRODUCT MONOGRAPH FOR PEGETRON®

The official product monograph for PEGETRON® (peginterferon alfa-2b, ribavirin), dated January 26, 2005, is included in this section.

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APPENDIX B: WHO TOXICITY GRADING SCALE FOR DETERMINING THE SEVERITY OF ADVERSE EVENTS

Clinical Parameter	Grade 1 Mild: transient or mild, no intervention required	Grade 2 Moderate: mild to moderate, no or minimal intervention required	Grade 3 Severe: medical intervention or therapy required	Grade 4 Life-Threatening: significant medical intervention/therapy required (hospitalization probable)
HEMATOLOGY
Hemoglobin	9.5 - 10.5 gm/Dl	8.0 - 9.4 gm/Dl	6.5 - 7.9 gm/Dl	< 6.5 gm/Dl
Absolute Neutrophil Count	1000-1500/mm3	750-999/mm3	500-749/mm3	< 500/mm3
Platelets	75000-99000/mm3	50000-74999/mm3	20000-49000/mm3	< 20000/mm3
Prothrombin Time (PT)	1.01 - 1.25 x ULN	1.26-1.5 x ULN	1.51 -3.0 x ULN	> 3 x ULN
Activated Partial Thromboplastin (APPT)	1.01 -1.66 x ULN	1.67 - 2.33 x ULN	2.34 - 3 x ULN	> 3 x ULN
Fibrinogen	0.75 - 0.99 X LLN	0.50 - 0.74 x LLN	0.25 - 0.49 x LLN	< 0.25 x LLN
Fibrin Split Product	20-40 mcg/ml	41-50 mcg/ml	51-60 mcg/ml	> 60 mcg/ml
Met hemoglobin	5 - 9.9%	10.0 - 14.9%	15.0 - 19.9%	> 20%
LIVER ENZYMES
AST (SGOT)	1.25 - 2.5 x ULN	2.6 - 5 x ULN	5.1 - 10 x ULN	> 10 x ULN
ALT (SGPT)	1.25 - 2.5 x ULN	2.6 - 5 x ULN	5.1 - 10 x ULN	> 10 x ULN
CK (CPK) (CTCAE v. 3)	>ULN – 2.5 x ULN	>2.5 – 5 x ULN	>5 – 10 x ULN	>10 x ULN
GGT	1.25 -2.5 x ULN	1.6 - 5 x ULN	5.1 - 10 x ULN	> 10 x ULN
Alkaline Phosphatase	1.25 - 2. 5 x ULN	1.6 - 5 x ULN	5.1 - 10 x ULN	> 10 x ULN
Amylase	1.1 - 1.5 x ULN	1.6 - 2.0 x ULN	2.1 - 5.0 x ULN	> 5.1 x ULN
CHEMISTRIES
Hyponatremia	130-135 mEq/L	123-129 mEq/L	116-122 mEq/L	< 116 or mental status changes or seizures
Hypernatremia	146-150 mEq/L	151-157 mEq/L	158-165 mEq/L	> 165 mEq/L or mental status changes or seizures
Hyperkalemia	5.6 - 6.0 mEq/L	6.1 - 6.5 mEq/L	6.6 - 7.0 mEq/l	> 7.0 mEq/L or life-threatening arrhythmia
Hypoglycemia	55-64 mg/dL	40-54 mg/dL	30-39 mg/dL	<30 mg/dL or mental status changes or coma
Hyperglycemia (note if fasting)	116 - 160 mg/dL	161- 250 mg/dL	251 - 500 mg/dL	> 500 mg/dL or ketoacidosis or seizures

Clinical Parameter	Grade 1 Mild: transient or mild, no intervention required	Grade 2 Moderate: mild to moderate, no or minimal intervention required	Grade 3 Severe: medical intervention or therapy required	Grade 4 Life-Threatening: significant medical intervention/therapy required (hospitalization probable)
CHEMISTRIES (continued)
Hypocalcemia (corrected for albumin)	8.4 - 7.8 mg/dL	7.7 - 7.0 mg/dL	6.9 - 6.1 mg/dL	< 6.1 mg/dL or life threatening arrhythmia or tetany
Hypercalcemia (correct for albumin)	10.6 - 11.5 mg/dL	11.6 - 12.5 mg/dL	12.6 - 13.5 mg/dL	> 13.5 mg/dL life-threatening arrhythmia
Hypomagnesemia	1.4 - 1.2 mEq/L	1.1 - 0.9 mEq/L	0.8 - 0.6 mEq/L	< 0.6 mEq/L or life-threatening arrhythmia
Hypophosphatemia	2.0 - 2.4 mg/dL	1.5 -1.9 mg/dL or replacement Rx required	1.0 -1.4 mg/dL intensive Rx or hospitalization required	< 1.0 mg/dL or life-threatening arrhythmia
Hyperbilirubinemia	1.1 - 1.5 x ULN	1.6 - 2.5 x ULN	2.6 - 5 x ULN	> 5 x ULN
BUN	1.25 - 2.5 x ULN	2.6 - 5 x ULN	5.1 - 10 x ULN	> 10 x ULN
Creatinine	1.1 x 1.5 x ULN	1.6 - 3.0 x ULN	3.1 - 6 x ULN	> 6 x ULN or required dialysis
URINALYSIS
Proteinuria	1+ or < 0.3% or < 3g/L or 200 mg - 1 gm loss/day	2 -3 + or 0.3 - 1.0% or 3-10 g/L 1- 2 gm loss/day	4+ or > 1.0% or > 10 g/L 2-3.5 gm loss/day	nephrotic syndrome or > 3.5 gm loss/day
Hematuria	microscopic only	gross, no clots	gross+ clots	obstructive or required transfusion
CARDIAC DYSFUNCTION
Cardiac Rhythm		asymptomatic, transient signs, no Rx required	recurrent/persistent; No Rx required	requires treatment
Hypertension	transient inc. > 20 mm; no Rx	recurrent, chronic, > 20 mm, Rx required	requires acute Rx; No hospitalization	requires hospitalization
Hypotension	transient orthostatic hypotension, No Rx	symptoms correctable with oral fluids Rx	requires IV fluids; no hospitalization required	requires hospitalization
Pericarditis	minimal effusion	mild/moderate asymptomatic effusion, no Rx	symptomatic effusion; pain; EKG changes	tamponade; pericardiocentesis or surgery required
Hemorrhage, Blood Loss	microscopic/occult	mild, no transfusion	gross blood loss; 1-2 units transfused	massive blood loss; > 3 units transfused
RESPIRATORY

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Clinical Parameter	Grade 1 Mild: transient or mild, no intervention required	Grade 2 Moderate: mild to moderate, no or minimal intervention required	Grade 3 Severe: medical intervention or therapy required	Grade 4 Life-Threatening: significant medical intervention/therapy required (hospitalization probable)
Cough	transient- no Rx	treatment associated cough local Rx	uncontrolled
Bronchospasm, Acute	transient; no Rx < 80% - 70% FEV1 (or peak flow)	requires Rx normalizes with bronchodilator; FEV1 50% - 70% (or peak Flow)	no normalization with bronchodilator; FEV1 25% - 50% (or peak flow retractions)	cyanosis: FEV1 < 25% (or peak flow) or intubated
GASTROINTESTINAL
Stomatitis	mild discomfort; no limits on activity	some limits on eating/drinking	eating/talking very limited	requires IV fluids
Nausea	mild discomfort; maintains reasonable intake	moderate discomfort; intake decreased significantly; some activity limited	severe discomfort; no significant intake; activities limited	minimal fluid intake
Vomiting	transient emesis	occasional/moderate vomiting	orthostatic hypotension or IV fluids required	hypotensive shock or hospitalization required for IV fluid therapy
Constipation	mild	moderate	severe	distensions w/vomiting
Diarrhea	transient 3-4 loose stools/day	5-7 loose stools/day	orthostatic hypotension or > 7 loose stools/day or required IV fluids	hypotensive shock or hospitalization for IV fluid therapy required
NEURO & NEUROMUSCULAR
Neuro-Cerebellar	slight incoordination dysdiadochokinesis	intention tremor, dysmetria, slurred speech; nystagmus	locomotor ataxia	incapacitated
Mood	mild anxiety or depression	moderate anxiety or depression and therapy required	severe anxiety or depression or mania; needs assistance	acute psychosis; incapacitated, requires hospitalization
Neuro Control (ADL = activities of daily living)	mild difficulty concentrating; no Rx; mild confusion/agitation; ADL unaffected	moderate confusion/agitation some limitation of ADL; minimal Rx	severe confusion/agitation needs assistance for ADL; therapy required	toxic psychosis; hospitalization
Muscle Strength	patientive weakness no objective symptoms/ signs	mild objective signs/symptoms no decrease in function	objective weakness function limited	paralysis
OTHER PARAMETERS

160107/0935/一97

Clinical Parameter	Grade 1 Mild: transient or mild, no intervention required	Grade 2 Moderate: mild to moderate, no or minimal intervention required	Grade 3 Severe: medical intervention or therapy required	Grade 4 Life-Threatening: significant medical intervention/therapy required (hospitalization probable)
Fever: oral, > 12 hours	37.7 - 38.5 C or 100.0 - 101.5 F	38.6 - 39.5 C or 101.6 - 102.9 F	39.6 - 40.5 C or 103 - 105 F	> 40 C or > 105 F
Headache	mild, no Rx therapy	transient, moderate; Rx required	severe; responds to initial narcotic therapy	intractable; required repeated narcotic therapy
Fatigue	no decrease in ADL	normal activity decreased 25- 50%	normal activity decreased > 50% can’t work	unable to care for self
Allergic Reaction	pruritus without rash	localized urticaria	generalized urticaria; angioedema	anaphylaxis
Local Reaction	tenderness or erythema	induration < 10 cm or phlebitis or inflammation	induration > 10 cm or ulceration	necrosis
Mucocutaneous	erythema; pruritus	diffuse, maculo papular rash, dry desquamation	vesiculation, moist desquamation, or ulceration	exfoliative dermatitis, mucous membrane involvement or erythema, multiforme or suspected Stevens-Johnson or necrosis requiring surgery

APPENDIX C: CRITERIA FOR MAJOR DEPRESSIVE EPISODE/DSM-IV™

A.

Five (or more) of the following symptoms have been present during the same two-week period and represent a change from previous functioning; at least one of the symptoms is either (1) depressed mood or (2) loss of interest or pleasure.

Note:

Do not include symptoms that are clearly due to a general medical condition, or mood-incongruent delusions or hallucinations.

1.

Depressed mood most of the day, nearly every day, as indicated by either patientive report (e.g., feels sad or empty) or observation made by others (e.g., appears tearful).  Note: In children and adolescents, can be irritable mood.

2.

Markedly diminished interest or pleasure in all, or almost all, activities most of the day, nearly every day (as indicated by either patientive account or observation made by others).

3.

Significant weight loss when not dieting or weight gain (e.g., a change of more than 5% of body weight in a month), or decrease or increase in appetite nearly every day. Note: In children, consider failure to make expected weight gains.

4.

Insomnia or hypersomnia nearly every day.

5.

Psychomotor agitation or retardation nearly every day (observable by others, not merely patientive feelings of restlessness or being slowed down).

6.

Fatigue or loss of energy nearly every day.

7.

Feelings or worthlessness or excessive or inappropriate guilt (which may be delusional) nearly every day (not merely self-reproach or guilt about being sick)

8.

Diminished ability to think or concentrate, or indecisiveness, nearly every day (either by patientive account or as observed by others)

9.

Recurrent thoughts of death (not just fear of dying), recurrent suicidal ideation without a specific plan, or a suicide attempt or a specific plan for committing suicide

B.

The symptoms do not meet criteria for a Mixed Episode. (Note: Not applicable to this protocol.)

C.

The symptoms cause clinically significant distress or impairment in social, occupations, or other important areas of functioning.

D.

The symptoms are not due to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition (e.g., hypothyroidism).

E.

The symptoms are not better accounted for by bereavement (i.e., after the loss of a loved one), the symptoms persist for longer than 2 months or are characterized by marked functional impairment, morbid preoccupation with worthlessness, suicidal ideation, psychotic symptoms, or psychomotor retardation.

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26.	Willman, P. J. & Ames, M. A randomized, double-blind active-controlled, dose ranging study of the safety and efficacy of chronically administered MDL 28,574A in the treatment of HIV- infected patients. Study # NPR0003 (Hoechst Marion Roussel, Inc., Kansas City, MO, 1997).

27.	Willman, P. J. A randomized, double-blind, placebo-controlled, dose ranging study of the safety and efficacy of chronically administered MDL 28,574A in the treatment of HIV-infected patients.

Study # NDPR0004 (Hoechst Marion Roussel, Inc., Kansas City, MO, 1997).

28.	Willman, P. J. Open label extended use of MDL 28,574A for treatment of HIV infection in patients who previously completed dose-ranging studies. Study #: NDPR0007 (Hoechst Marion Roussel, Inc., Kansas City, MO, 1997).